As filed with the Securities and Exchange Commission on July 28, 2006

Registration No. 811-08162

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM N-1A

AMENDMENT NO. 34 TO THE

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Master Investment Portfolio

(Exact Name of Registrant as Specified in Charter)

45 Fremont Street

San Francisco, CA 94105

(Address of Principal Executive Offices)

Registrant’s Telephone Number: 415-597-2000

c/o Investors Bank & Trust Company

200 Clarendon Street

Boston, MA 02116

(Name and Address of Agent for Service)

With copies to:

Alexandra Poe

Wilmer Cutler Pickering Hale and Dorr LLP

399 Park Avenue

New York, NY 10022

and

Leonard A. Pierce

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

MASTER INVESTMENT PORTFOLIO

GOVERNMENT MONEY MARKET MASTER PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

PRIME MONEY MARKET MASTER PORTFOLIO

TREASURY MONEY MARKET MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B for the Government Money Market Master Portfolio, Money Market Master Portfolio, Prime Money Market Master Portfolio and Treasury Money Market Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, management investment company.

Each Master Portfolio operates as part of a master-feeder structure, and a corresponding feeder fund (a BGIF Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially identical investment objectives, strategies and policies as the BGIF Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A of Barclays Global Investors Funds (“BGIF”) (File Nos. 33-54126; 811-07332) that relates to and includes the prospectus(es) and statement of additional information of Government Money Market Fund, Money Market Fund, Institutional Money Market Fund, Prime Money Market Fund, and Treasury Money Market Fund (each, a “BGIF Feeder Fund” and collectively, the “BGIF Feeder Funds”). Each BGIF Feeder Fund invests all of its assets in a corresponding Master Portfolio. Government Money Market Fund invests all of its assets in Government Money Market Master Portfolio. Prime Money Market Fund invests all of its assets in Prime Money Market Portfolio. Treasury Money Market Fund invests all of its assets in Treasury Money Market Portfolio. Money Market Fund and Institutional Money Market Fund invest all of their assets in Money Market Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BGIF files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BGIF Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BGIF Feeder Fund’s current prospectus and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively.

PART A

July 28, 2006

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated July 28, 2006, is incorporated by reference into this Part A.

Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each Master Portfolio’s investment objectives, principal investment strategies, related risks and disclosure of portfolio holdings from the following sections of the Prospectus: “Investment Objectives”‘ “Principal Investment Strategies”; and “Principal Risk Factors.”

A description of the Master Portfolio’s policies and procedures with respect to the disclosure of the Master Portfolio’s portfolio holdings is available in the SAI and is available free of charge by calling 1-877-BGI-1544 (1-877-244-1544).

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

Barclays Global Fund Advisors (“BGFA”) serves as investment adviser to the Master Portfolios. BGFA manages the investing of the Master Portfolios’ assets and provides the Master Portfolios with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio’s and MIP’s management from the following section of the Prospectus: “Management of the Funds – Investment Adviser.”

MIP further incorporates by reference additional management information from the following section of the Prospectus: “Management of the Fund – Administrative Services.”

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio; LifePath® Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Institutional Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed master portfolios that are not covered in this Part A and Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance

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exists and MIP is unable to meet its obligations. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

Each Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that invests all of its assets in the Master Portfolio. Each feeder fund is an “accredited investor.” Other accredited investors may also be permitted to invest in a Master Portfolio. Such other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds. Each feeder fund or other investor in the Master Portfolio may have its own different administrative and other expenses. Therefore, each feeder fund and other investor in a Master Portfolio may have different returns.

Please see Item 17 for a further description of MIP’s capital structure.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of 5:00 p.m. Eastern Time (“Valuation Time”) on each day the New York Stock Exchange (“NYSE”) is open for business with the exception of Columbus Day and Veterans Day (a “Business Day”).

An investor in the Master Portfolios may add to or reduce its investment in the Master Portfolios on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected.

Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day; and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating each Master Portfolio’s net asset value, the Master Portfolios’ investments are valued primarily on the basis of amortized cost.

MIP also incorporates by reference the information under “Determination of Net Asset Value” in the SAI.

An investor in the Master Portfolios may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolios will make payments for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolios may not be transferred.

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The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (including weekends or holidays) or when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolios reserve the right to refuse any purchase of interests.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities held by Master Portfolios rather than cash. These “in kind” redemptions may occur if the amount to be redeemed is large enough to affect a Master Portfolio’s operations (e.g., if it represents more than 1% of a Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be declared and paid as a distribution daily to all investors of record as of 5:00 p.m. Eastern Time on any Business Day. The Master Portfolios’ net investment income for a Saturday, Sunday or holiday will be distributed to investors of record as of 5:00 p.m. Eastern Time on the previous Business Day. Allocations of the Master Portfolios’ net investment income will be distributed to an interestholder’s account on the applicable payment date. Any net capital gains realized by the Master Portfolios will be distributed at least annually to an interestholder’s account on the applicable payment date.

In general, a distribution of net investment income or realized capital gains to an interestholder will be tax-free for federal income tax purposes, unless the distribution exceeds the tax basis in the interestholder’s beneficial interests. Such distributions will reduce an interestholder’s tax basis in its beneficial interests, but not below zero.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectus: “Shareholder Information – Frequent Trading in Fund Shares.”

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s income, gain, loss, deduction, and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, a Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income,” as defined in section 852(b)(2) of the Code, for each taxable year).

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ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act, because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Only “feeder funds” — i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios — or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolios.

As described in Item 5 under the heading “Organizational and Capital Structure,” a non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding feeder fund. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

GOVERNMENT MONEY MARKET MASTER PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

PRIME MONEY MARKET MASTER PORTFOLIO

TREASURY MONEY MARKET MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

July 28, 2006

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the combined Part A, also dated July 28, 2006, of the Government Money Market Master Portfolio, Money Market Master Portfolio, Prime Money Market Master Portfolio and Treasury Money Market Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of the Government Money Market Fund, Money Market Fund, Prime Money Market Fund and Treasury Money Market Fund (each a “BGIF Feeder Fund” and collectively, the “BGIF Feeder Funds”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, Massachusetts 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

Investments and Risks. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the SAI: “Description of the Funds and Their Investments and Risks – Investment Objectives and Policies,” “Description of the Funds and Their Investments and Risks – Master/Feeder Structure”, “Description of the

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Funds and Their Investments and Risks – Fundamental Investment Restrictions,” “Description of the Funds and Their Investments and Risks – Non-Fundamental Investment Restrictions”, “Description of the Funds and Their Investments and Risks – Investments and Risks.”

Portfolio Holdings Information. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Description of the Funds and Their Investments and Risks – Portfolio Holdings Information.”

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.”

MIP incorporates by reference the information concerning the management of the Trust and the Master Portfolios from the following section of the SAI: “Management.” The Board of Trustees of MIP has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same Lead Trustee and the same committee structure as BGIF. As of December 31, 2005, no Trustee owned any beneficial interest in the Trust, and the Trustees and Principal Officers of the Trust as a group beneficially owned less then 1% of the outstanding beneficial interest of the Fund Complex.

Compensation of Trustees.

As of January 2006, the Trust pays each Independent Trustee an annual base fee of $25,000 and a per meeting fee of $4,000 for meetings of the Board attended by the Trustee, and committee members receive a fee of $1,000 for each committee meeting attended. Additionally, the Trust pays each Independent Trustee who serves as chair of a Board committee an annual fee of $5,000. The Lead Trustee receives an annual base fee of $10,000.

Prior to January 2006, the Trust paid each Independent Trustee an annual base fee of $20,000 and a fee of $1,000 for each meeting of the Board attended, and committee members received a fee of $250 for each committee meeting attended.

The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending such meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Fiscal Year Ended December 31, 2005

Name of Interested Trustee	Aggregate Compensation from the Trust	Total Compensation from Fund Complex*
Lee Kranefuss	$0	$0

Name of Independent Trustees**
Mary G. F. Bitterman	$12,500	$25,000
Jack S. Euphrat ***	$12,500	$25,000
Richard K. Lyons	$12,500	$108,750	****
Leo Soong	$12,500	$25,000

*	Each Trustee of the Trust is also a trustee of BGIF. Includes compensation paid to each Independent Trustee as a trustee of BGIF.

**	Compensation is not shown for A. John Gambs and Wendy Paskin-Jordan because they were appointed to serve as Independent Trustees of the Trust effective March 16, 2006.

***	Served as Trustee through March 14, 2006.

****	Includes compensation as trustee for iShares Trust and Director of iShares, Inc.

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Code of Ethics.

MIP incorporates by reference the code of ethics information from the following section of the SAI: “Management – Code of Ethics.”

Proxy Voting Policies.

MIP incorporates by reference the information concerning its Proxy Voting Policies from following section of the SAI: “Management – Proxy Voting Policies of the Master Portfolios.”

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of July 17, 2006, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of a Master Portfolio. Approximate percentages are indicated in the table below:

Master Portfolios	Name and Address of Interestholder	Percentage of Master Portfolio	Nature of Ownership
Government Money Market Master Portfolio	BGIF Government Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%	Record

Money Market Master Portfolio	BGIF Institutional Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	84%	Record

	PayPal Money Market Fund P.O. Box 50185 Palo Alto, CA 94303	12%	Record

	Hewitt Money Market Fund 100 Half Day Road Lincolnshire, IL 60069	5%	Record

Prime Money Market Master Portfolio	BGIF Prime Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	89%	Record

	BGI Cayman Prime Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	11%	Record

Treasury Money Market Master Portfolio	BGIF Treasury Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%	Record

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For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BGIF Feeder Fund or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

A BGIF Feeder Fund as a majority interestholder may be able to take actions with respect to the Trust (i.e., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio. Feeder funds investing in a Master Portfolio have informed the Trust that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Master Portfolio, the feeder fund will hold a meeting of shareholders and will cast its votes as instructed by the feeder fund’s shareholders.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 and 7 in Part A.

Investment Adviser.

MIP incorporates by reference the information concerning the investment adviser from the following section of the SAI: “Investment Adviser and Other Service Providers – Investment Adviser.”

For the fiscal periods shown below, each Master Portfolio paid the following in advisory fees to BGFA:

	Fiscal Period Ended 12/31/2003	Fiscal Period Ended 12/31/2004	Fiscal Period Ended 12/31/2005
Government Money Market Master Portfolio*	N/A	$0	$121,718
Money Market Master Portfolio	$4,247,387	$2,690,830	$3,813,160
Prime Money Market Master Portfolio**	$552,683	$1,814,732	$11,006,007
Treasury Money Market Master Portfolio*	N/A	$0	$0

*	Commencement of operations September 1, 2004.

**	Commencement of operations April 16, 2003.

For the fiscal period shown below, BGFA voluntarily waived the following advisory fees payable by the Master Portfolios.

	Fiscal Period Ended 12/31/2003	Fiscal Period Ended 12/31/2004	Fiscal Period Ended 12/31/2005
Government Money Market Master Portfolio*	N/A	$133,897	$799,065
Money Market Master Portfolio	$0	$2,694,437	$3,436,517
Prime Money Market Master Portfolio**	$1,199,673	$4,069,202	$3,035,058
Treasury Money Market Master Portfolio*	N/A	$134	$17,151

*	Commencement of operations September 1, 2004.

**	Commencement of operations April 16, 2003.

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Administrator.

MIP incorporates by reference the information concerning Barclays Global Investors, N.A. (“BGI”), as the administrator, from the following section of the SAI: “Investment Adviser and Other Service Providers – Administrator.”

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios.

Placement Agent.

SEI is the placement agent for the Master Portfolios. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent.

Custodian.

Investors Bank and Trust Company (“IBT”) is the Master Portfolios’ custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolios’ transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolios.

Independent Registered Public Accounting Firm.

PricewaterhouseCoopers LLP (“PwC”) serves as the independent registered public accounting firm for the Trust. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.

Legal Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP serves as legal counsel to the Trust and to BGFA.

Expenses.

BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations, except for advisory fees, extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

Not applicable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading of fund shares from the following section of the SAI: “Portfolio Transactions.”

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to

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such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholders vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

In-Kind Purchases.

Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed for more than seven days: (i) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); (ii) when trading in the markets the Master Portfolios ordinarily utilizes is restricted (i.e., Federal Reserve Bank holidays), or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable; or (iii) for such other periods as the SEC by order may permit to protect the Master Portfolios’ interestholders.

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Valuation.

MIP incorporates by reference information concerning the Master Portfolio’s and MIP’s pricing of interests from the following section of the SAI: “Determination of Net Asset Value.”

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, it will file appropriate U.S. federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income,” as defined in section 852(b)(2) of the Code for each taxable year).

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in section 751 of the Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated

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investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with item 7 in Part A.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the BGIF Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2005, are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 9, 2006 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

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MASTER INVESTMENT PORTFOLIO

ACTIVE STOCK MASTER PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B for the Active Stock Master Portfolio and the CoreAlpha Bond Master Portfolio (each, a “Master Portfolio”, and collectively, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP” or the “Trust”), an open-end, management investment company.

Each of the Active Stock Master Portfolio and the CoreAlpha Bond Master Portfolio is one of the underlying funds in which the following other portfolios of MIP invest a portion of their assets pursuant to their fund of funds structure: LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios. Each of these LifePath Master Portfolios operates as a master as part of a master-feeder structure; the feeder funds in this structure are the LifePath series of Barclays Global Investors Fund (“BGIF”), a separate publicly offered investment company, and each feeder invests all of its assets in a corresponding LifePath Master Portfolio. Each of the Active Stock Master Portfolio and CoreAlpha Bond Master Portfolio may have other accredited investors and may operate as a direct master fund as part of a master-feeder structure, in which case a feeder fund would invest all of its assets in a Master Portfolio with substantial identical investment objectives, strategies and policies as the feeder fund.

PART A

July 28, 2006

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

The Master Portfolios’ Part B, dated July 28, 2006, is incorporated by reference into this Part A.

Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph (2)(b), to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVES

•	The Active Stock Master Portfolio seeks to provide long-term appreciation of capital.

•	The CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth.

Each Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and principal investment strategies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

PRINCIPAL INVESTMENT STRATEGIES

Active Stock Master Portfolio. The Active Stock Master Portfolio invests, under normal circumstances, at least 80% of its assets in common stocks. The Active Stock Master Portfolio invests primarily in equity securities of U.S. companies with capitalizations similar to the range of capitalizations represented in the S&P 500 Index. Barclays Global Fund Advisors (“BGFA”), the Active Stock Master Portfolio’s investment adviser, invests the Active Stock Master Portfolio’s assets using a proprietary quantitative model that is designed to select stocks based on an analysis of a wide range of company-specific factors, such as relative values based on earnings and cash flows; earnings quality as measured by the company’s financial condition and earnings reports; sentiment as expressed through management and market participant behavior; and industry classification. BGFA considers risk parameters in deciding upon the Active Stock Master Portfolio’s aggregate holdings, and factors trading costs into its stock selection process.

CoreAlpha Bond Master Portfolio. BGFA, the investment adviser of the CoreAlpha Bond Master Portfolio, invests the CoreAlpha Bond Master Portfolio’s assets pursuant to a systematic method that relies on proprietary quantitative models to allocate assets among various bond sectors by evaluating each sector’s relative value and risk-adjusted return. BGFA’s models also allocate assets among bonds of different maturities based on yield characteristics and expectations. Specific investment selection decisions are made on the basis of evaluations of relative value, credit quality and other factors. The CoreAlpha Bond Master Portfolio invests, under normal circumstances, at least 80% of its assets in bonds. For the purposes of this strategy, “bonds” include the following: obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; mortgage-backed securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, including U.S. agency mortgage pass-through securities; commercial mortgage-backed securities; debt obligations of U.S. corporations; dollar-denominated debt obligations of foreign issuers; municipal securities; and asset-backed securities. The CoreAlpha Bond Master Portfolio invests a substantial portion of its assets in U.S.-registered, dollar-denominated bonds. The CoreAlpha Bond Master Portfolio may invest in bonds of any maturity or duration.

The CoreAlpha Bond Master Portfolio may invest a significant portion of its assets in U.S. agency mortgage pass-through securities, which are securities issued by entities such as the Government National Mortgage Association (“GNMA”) and the Federal National Mortgage Association (“FNMA”) that are backed by pools of mortgages. Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage-backed securities to be delivered are not specified until a few days prior to settlement. The CoreAlpha Bond Master Portfolio expects to enter into such contracts on a regular basis.

Although the CoreAlpha Bond Master Portfolio normally invests primarily in investment grade securities, it may also invest up to 10% of its assets in securities rated below investment grade. Investment grade securities are those rated at least Baa by Moody’s Investors Service, Inc. (“Moody’s”), or BBB by Standard & Poor’s Corporation (“S&P”) or Fitch Investors Service, Inc. (“Fitch”) or, if unrated, deemed to be of comparable quality by BGFA. See “Appendix” in Part B for more information regarding ratings.

The Active Stock Master Portfolio and the CoreAlpha Bond Master Portfolio may also invest in futures contracts, options (including, but not limited to, options on swaps) and various other derivative instruments (such as interest rate, total return and credit default swaps, credit-linked notes, and indexed and inverse floating rate securities), convertible securities, common and preferred stocks, private placements and other restricted securities, and shares of other investment companies, including exchange-traded funds and money market funds advised by BGFA. The Master Portfolios may also make short sales and lend portfolio securities. The Master Portfolios may use derivatives, for example, in managing short-term liquidity, as substitutes for comparable positions in underlying securities, in managing duration and/or to position the portfolio for anticipated changes in markets. In addition, the Master Portfolios may use derivatives and short sales to enhance returns as part of an overall investment strategy or to offset a potential decline in the value of other holdings (commonly referred to as a “hedge”), although the Master Portfolios are not required to hedge and may choose not to do so.

In addition, a Master Portfolio may invest a portion of its assets in repurchase agreements and money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and shares of money market funds advised by BGFA. Under unusual market or economic circumstances, for temporary or defensive purposes, the CoreAlpha Bond Master Portfolio may invest all of its assets in these instruments, which generally have lower yields than bonds.

RISK CONSIDERATIONS

General — The value of the Master Portfolios’ beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate. An investment in a Master Portfolio is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Equity Securities — The equity securities in which a Master Portfolio invests are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments.

Debt Investments — The debt instruments in which a Master Portfolio invests are subject to credit risk and interest rate risk, and may be subject to high yield securities risk, prepayment risk and/or extension risk.

Credit risk is the risk that issuers or guarantors of the debt instruments or the counterparty to a derivatives contract, repurchase agreement or loan of portfolio securities is unable or unwilling to make timely interest and/or principal payments or to otherwise honor its obligations. Debt instruments are subject to varying degrees of credit risk, which may be reflected in credit ratings. Municipal securities are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest.

Interest rate risk is the risk that increases in market interest rates may adversely affect the value of an investment. The value of debt instruments generally changes inversely to market interest rates. A Master Portfolio’s exposure to interest rate risk will increase to the extent the Master Portfolio’s assets are invested in longer-term securities, because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities. Although some of a Master Portfolio’s investments may be guaranteed by the U.S. Government, its agencies or instrumentalities, those investments are subject to interest rate risk and the market value of these securities will fluctuate. Certain securities issued by U.S. Government-sponsored entities, such as FNMA, the Federal Home Loan Mortgage Corporation, and the Federal Home Loan Banks, are not guaranteed by the U.S. Government. Furthermore, no assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. Inflation-indexed securities, including Treasury Inflation-Protected Securities (“TIPS”) may decline in value when interest rates rise. In certain interest rate environments, inflation-indexed securities may experience greater losses than other fixed-income securities.

High yield securities risk is the risk that securities that are rated below investment grade, or are unrated but judged by BGFA to be of comparable quality, at the time of purchase may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to value than higher-rated securities.

Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. Mortgage-backed securities are subject to prepayment risk, due to the borrowers’ rights to pay certain mortgages early, without penalty. When interest rates fall, borrowers may refinance or otherwise repay their loans more quickly than originally anticipated, which may require holders of mortgage-backed securities to invest the early principal payments in securities with lower yields. When interest rates rise, certain mortgage-backed securities will be paid off substantially more slowly than originally anticipated and the value of those securities may fall sharply, which is commonly referred to as extension risk. Because of prepayment and extension risk, mortgage-backed securities react differently to changes in interest rates than other bonds. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

Foreign Securities — A Master Portfolio may invest in debt obligations and equity securities of foreign issuers. A Master Portfolio may invest in American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) of such issuers. Investing in the securities of issuers in any foreign country, including through ADRs and EDRs, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, amounts realized on foreign securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with investments in foreign securities may include higher custodial fees than apply to domestic custodial arrangements. A Master Portfolio’s performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Investment Management Risk — In investing each Master Portfolio’s assets, BGFA bases security selection on its analysis of potential investments, as described above in the “Principal Investment Strategies” section. Each Master Portfolio is therefore subject to the risk that poor security selection will result in underperformance of the Master Portfolio in comparison with other investment vehicles with similar investment objectives and strategies.

Other Investment Considerations — Transactions in derivatives, such as futures contracts, options, interest rate, total return and credit default swaps, credit-linked notes, and indexed and inverse floating rate securities, involve certain risks.

Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indexes or rates. Certain derivatives may be more sensitive than conventional securities to changes in interest rates or sudden market moves. Certain derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

Transactions in futures contracts involve certain risks, including imperfect correlation between the price of the futures contract and movements in the price of the underlying asset, index or rate, the possible absence of a liquid secondary market for any particular instrument, the risk of default by the counterparty or guaranteeing agent, and the restrictions on trading imposed by futures exchanges due to price volatility. Non-U.S. futures may involve certain risks not applicable to trading U.S. futures, including risks of expropriation, burdensome or confiscatory taxation, moratoriums, and exchange and investment controls. Futures contracts involve the posting of margin deposits, and movement in the underlying asset, index or rate may result in calls for additional payments of cash. The need to make additional payments could require a Master Portfolio to liquidate assets at a disadvantageous time.

Over-the-counter derivative instruments bear various risks, including counterparty credit risk, structural risk and legal risk, which affect the price and liquidity of each derivative instrument and may affect a Master Portfolio’s volatility. Depending on the structure of the derivative, the derivative may increase or decrease a Master Portfolio’s exposure to the credit risk of an entity or entities, equity securities, interest rates, foreign currency values, corporate borrowing rates, or other assets, in some cases without the Master Portfolio’s owning such assets. Certain derivative instruments may be more or less sensitive to various types of risks. Important determinants of the value associated with a derivative include the volatility of the referenced or underlying asset or obligation, interest rates, the market value of the underlying asset or obligation when the derivative is entered into, the duration of the derivative contract and the credit risk of the counterparty, among other factors. Derivatives can involve considerable economic leverage and may, in some cases, involve significant risk of loss. For example, in the event that the marked-to-market value of any over-the-counter derivative transaction(s) entered into by a Master Portfolio gives rise to negative exposure (i.e, if the relevant derivative transaction(s) were to be terminated, the Master Portfolio would owe money to the counterparty), the Master Portfolio may be required to post collateral to its counterparty in order to reduce or eliminate that negative exposure, which may have an adverse impact on the Master Portfolio’s performance. In addition, depending on the terms of settlement with respect to a derivative transaction, a Master Portfolio may be required to compensate the counterparty for loss in the market value of the underlying obligation or to take physical possession of the underlying obligation and pay the counterparty an amount equal to the notional amount of the transaction. Furthermore, over-the-couinter derivatives may be privately negotiated and consequently subject to certain processing, settlement and documentation risks.

Short sales expose a Master Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the securities sold short at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Master Portfolio. In addition, purchasing a security to close out a short position in that security can lead to an increase in that security’s price, thereby increasing any loss.

Investing in a derivative as a hedge can reduce a Master Portfolio’s losses, but it could also reduce a Master Portfolio’s gains or cause a Master Portfolio losses if the market moves in an unanticipated manner or if the cost of the hedge outweighs its benefits. Hedging also involves the risks that changes in the value of the derivative or short sale will not match those of the holdings being hedged as anticipated (sometimes referred to as “correlation risk”), in which event losses may not be reduced or may be increased. There is no assurance that a Master Portfolio’s hedging, if any, will reduce risk or be cost-effective.

In addition, certain derivatives and other securities in which a Master Portfolio may invest may be subject to legal restrictions on their sale and/or may be considered illiquid. Difficulty in selling restricted or illiquid securities may result in a loss or be costly to a Master Portfolio.

PORTFOLIO HOLDINGS INFORMATION

A description of the Master Portfolios’ policies and procedures with respect to disclosure of the Master Portfolios’ portfolio holdings is available in the Master Portfolios’ Part B of MIP’s registration statement and is available free of charge by calling 1-877-BG1-1544 (1-877-244-1544).

See Item 11, “Description of the Master Portfolio and its Investments and Risks” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolios. BGFA is located at 45 Fremont Street, San Francisco, California 94105. It is a wholly-owed subsidiary of Barclays Global Investors, N.A. (“BGI”), which in turn is a majority-owed subsidiary of Barclays Bank PLC. BGI, including its affiliates, is one of the world’s largest managers of institutional investment assets. As of December 31, 2005, BGI and its affiliates, including BGFA, provided investment advisory services for over $1.5 trillion in assets. BGI, BGFA, Barclays Bank PLC and their affiliates deal, trade and invest for their own accounts in the types of securities in which the Master Portfolios may also invest.

BGFA manages the investing of the Master Portfolios’ assets and provides the Master Portfolios with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolios, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolios. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolios.

For its services to each Master Portfolio, BGFA is entitled to receive an annual advisory fee of 0.25% of each Master Portfolio’s average daily net assets. From time to time, BGFA may waive such fees for a Master Portfolio in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

A discussion regarding the basis for the MIP’s Board of Trustees’ approval of the investment advisory agreement with BGFA with respect to the Master Portfolios is available in the Master Portfolios’ semi-annual report for the fiscal period ended June 30.

PORTFOLIO MANAGERS — Each Master Portfolio portfolio manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategies, researching and reviewing investment strategies, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Master Portfolio portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Freddy Huynh and Diane Misra are primarily responsible for the day-to-day management of the Active Stock Master Portfolio (the “Active Stock Portfolio Managers”). Mr. Huynh and Ms. Misra are employees of BGFA and BGI, and have been primarily responsible for the day-to-day management of the Active Stock Master Portfolio for since March 2004. They have been with the US Alpha Tilts portfolio management team since 2001. Prior to becoming an Active Stock Portfolio Manager, Mr. Huynh was employed by AdFlight, Inc. as a manager of media operations from 2000 to 2001, and BGI as an accountant and supervisor in the Portfolio Accounting department from 1998 to 2000. Ms. Misra has been with BGI’s US Alpha Tilts portfolio management since 2001. Prior to joining BGI, she was employed by Goldman, Sachs & Co., as a Vice President from 1996 to 2000.

Scott Radell and Mike Shearer are primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio (the “CoreAlpha Bond Portfolio Managers”). Mr. Radell and Mr. Shearer are employees of BGFA and BGI. Mr. Radell has been one of the portfolio managers primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio March 2004.

Mr. Radell was a credit strategist from 2003 to 2004, before becoming a CoreAlpha Bond Portfolio Manager, and prior to that, he was employed by Morgan Stanley Asset Management as a credit analyst from 1996 to 2003. Mr. Shearer is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio since August of 2005. From 2003 to 2005 Mr. Shearer was employed by Charles Schwab Investment Management as a Senior Portfolio Manager, and prior to that, he was employed by American Century Investments as a Portfolio Manager and Director of Quantitative Strategies from 1998 to 2003.

The Master Portfolios’ Part B provides additional information about the Active Stock and CoreAlpha Bond Portfolio Managers’ compensation, other accounts managed by them, and their ownership of interests in the portfolios they manage.

ADMINISTRATOR – BGI serves as administrator of the Master Portfolios. BGI provides the Master Portfolios with administrative services, including general supervision of the Master Portfolios’ non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC, preparation of proxy statements and interestholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolios’ business and compensates MIP’s trustees, officers and employees who are affiliated with BGI.

BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations, except for advisory fees, administrative fees, brokerage and other expenses connected with the execution of portfolio transactions, extraordinary expenses and certain other expenses that are borne by the Master Portfolio. BGI is entitled to receive an annual administrative fee of 0.10% of each Master Portfolio’s average daily net assets for providing administrative services and assuming expenses. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolios, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio; LifePath® Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Institutional Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed master portfolios that are not covered in this Part A and Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to other offering documents.

Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange, which is typically 4:00 p.m. (Eastern Time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected as of that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating a Master Portfolio’s net asset value, the Master Portfolio’s investments are generally valued using market valuations. In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Trustees. The frequency with which the Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by currency controls or restrictions; and (vii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

Valuing a Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market valuations.

Because foreign markets may be open on different days than the days during which an interestholder may purchase a Master Portfolio’s interests, the value of the Master Portfolio’s investments may change on days when interestholders are not able to purchase the Master Portfolio’s interests.

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master

Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions may occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern Time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern Time) on the previous business day. Allocations of the Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Any net capital gains realized by the Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of mutual fund shares (“frequent trading”) may have a detrimental effect on the funds and their shareholders. Depending on various factors, such as the size of a fund’s portfolio and the amount of assets maintained in cash, frequent trading may harm the performance of the fund by interfering with the implementation of its investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of fund shares held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of a fund’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the fund’s net asset value (“market timing”).

The Board of Trustees of the Master Portfolios has considered the issues of frequent trading and market timing.

The Master Portfolios’ Board of Trustees has adopted a policy pursuant to which BGI monitors for possible market timing activity in the CoreAlpha Bond Master Portfolio. Due to the complexity and subjectivity involved in identifying market timing activity, there can be no assurance that BGI will identify all trades and trading practices that are market timing activity. BGI, however, monitors aggregate trades and seeks to work with intermediaries to address potential market timing activity that has a significant effect on the performance of the CoreAlpha Bond Master Portfolio, and eliminate such activity as effectively as possible. The CoreAlpha Bond Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other forms of frequent trading because daily flows into and out of the CoreAlpha Bond Master Portfolio are aggregated, and the process of aggregation is expected to reduce the potential for frequent trading to disrupt the implementation of the CoreAlpha Bond Master Portfolio’s investment strategies.

The Master Portfolios’ Board of Trustees has adopted a policy of not monitoring for possible market timing activity in the Active Stock Master Portfolio because the Active Stock Master Portfolio invests primarily in equity securities that are valued as of the same time that the net asset value of the Active Stock Master Portfolio is calculated (normally 4:00 p.m. Eastern Time), which eliminates the potential arbitrage opportunity presented by a lag between a change in the value of the Active Stock Master Portfolio’s holdings and the reflection of that change in the Active Stock Master Portfolio’s net asset values. The Active Stock Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other forms of frequent trading because daily flows into and out of the Active Stock Master Portfolio are aggregated, and the process of aggregation is expected to reduce the potential for frequent trading to disrupt the implementation of the Active Stock Master Portfolio’s investment strategies.

TAXES

Each Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, a Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act, because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Only investment companies that are “accredited investors” or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolios.

As described in Item 5 under the heading “Organizational and Capital Structure,” non-accredited investors may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a publicly offered fund that invests directly or indirectly in the Master Portfolio. All investors in the Master Portfolios will do so on the same terms and conditions, although different investors may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A.

MASTER INVESTMENT PORTFOLIO

ACTIVE STOCK MASTER PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

July 28, 2006

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is for the Active Stock Master Portfolio and the CoreAlpha Bond Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). This Part B is not a prospectus and should be read in conjunction with the combined Part A, also dated July 28, 2006, of the Master Portfolios. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, Massachusetts 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 10. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

Each Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A.

Investment Restrictions

Fundamental Investment Restrictions.

Each Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. Neither Master Portfolio may:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements, provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff).

(2) Purchase securities of any issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(5) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph.

(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(8) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph (3) above, the 1940 Act currently allows a Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph (5) above, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

Each Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. Each Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 80% of the value of the Master Portfolio’s net assets, plus the amount of any borrowing for investment purposes, in: (a) common stocks in the case of the Active Stock Master Portfolio, or (b) bonds in the case of the CoreAlpha Bond Master Portfolio. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks

The following pages contain more detailed information about the types of instruments in which each Master Portfolio may, but is not required to, invest; investment techniques in which each Master Portfolio may, but is not required to, engage in pursuit of its investment objective; and summaries of related risks.

Asset-Backed and Commercial Mortgage-Backed Securities.

A Master Portfolio may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by installment contracts, credit-card receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made on a regular basis. The payments may be, in effect, “passed through” to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities) or structured according to the terms of the instrument. The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely.

Bonds.

A Master Portfolio may invest in bonds. A bond is an interest-bearing security issued by a company or a governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. Certain bonds, however, do not make interest payments, but instead are sold at a discount from their face value and are redeemed at face value when they mature (“zero coupon bonds”). The value of a fixed-rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed-rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed-rate bonds. Because zero coupon bonds do not pay current income, their prices can be more volatile than other types of fixed-income securities when interest rates change. A Master Portfolio may treat certain of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Borrowing.

A Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, certain types of short sales, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings. The Master Portfolios segregate liquid assets in connection with these types of transactions.

Collateralized Debt Obligations.

A Master Portfolio may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge management fees and administrative expenses.

CDO cash flows are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds, loans or other underlying collateral and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Because it is partially protected from defaults, a senior tranche from a CDO typically has higher ratings and lower yields than its underlying collateral, and can be rated investment grade. Despite the protection from the equity tranche, senior CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CDOs as a class.

The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which a Master Portfolio invests. Normally, CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CDOs may be characterized as illiquid; however an active dealer market may exist for CDOs, allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities (e.g., interest rate risk and default risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from the collateral will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) a Master Portfolio may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the CDO may not be fully understood at the time of investment and may give rise to disputes with the issuer or unexpected investment results.

Convertible Securities.

A Master Portfolio may invest in convertible securities, such as bonds, debentures, notes or other securities, including preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but usually are subordinated to non-convertible debt securities. While providing an income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

In general, the market value of a convertible security is the higher of its “investment value” (i.e., its value as an income security) or its “conversion value” (i.e., the value of the underlying shares of common stock if the security is converted). As an income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security’s underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances established upon issue. If a convertible security held by a Master Portfolio is called for redemption or conversion, the Master Portfolio could be required to tender it for redemption, convert it into underlying stock, or sell it to a third party. Securities that are convertible other than at the option of a Master Portfolio generally do not limit the potential for loss to the same extent as securities convertible at the Master Portfolio’s option.

Credit-Linked Securities.

Credit-linked securities are securities whose performance is linked to one or more credit default swaps on corporate credits and, in some instances, by government securities or similar low risk assets. As an investor in credit-linked securities, a Master Portfolio has the right to receive periodic interest payments from the issuer of the credit-linked security at an agreed-upon interest rate, and, subject to certain conditions, a return of principal at the maturity date.

Credit-linked securities are typically privately negotiated transactions between two or more parties. The issuer of the credit-linked security will usually be a financial institution or a special purpose vehicle established by a financial institution. A Master Portfolio bears the risk that the issuer of the credit-linked security will default or become bankrupt. A Master Portfolio bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked security.

Credit-linked securities are also subject to the credit risk of the corporate credits underlying the credit default swaps. If one or more of the credit events agreed upon in the credit default swap occurs with respect to one or more of the underlying corporate credits and the credit default swap is physically-settled, a Master Portfolio may receive physical delivery of the security or loan that is subject to the relevant credit event, and the Master Portfolio’s principal investment would be reduced by the corresponding face value of the security or loan that is the subject of the credit event. In instances where the underlying credit default swap is cash-settled on the occurrence of a credit event, a Master Portfolio’s principal investment would be reduced typically by the face value of the security or loan in respect of which the applicable credit event has occurred, and a Master Portfolio would not receive physical delivery of the loan or security that was the subject of the relevant credit event.

The market for credit-linked securities may be, or suddenly can become, illiquid. Indeed, often credit-linked securities are subject to significant restrictions on transfer thereby enhancing the illiquidity of such securities. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for credit-linked securities. In certain cases, a market price for a credit-linked security may not be available. The value of the credit-linked security will typically increase or decrease with any change in value of the underlying collateral, if any, held by the issuer and the credit default swap. Further, in cases where the credit-linked security is structured such that the payments to a Master Portfolio are based on amounts received in respect of, or the value of performance of, any reference obligation specified in the terms of the relevant credit default swap, fluctuations in the value of such reference obligation or the performance of the related reference entity may affect the value of the credit-linked security.

An investment in credit-linked securities involves reliance on the counterparty to the swap entered into with the issuer to make periodic payments to the issuer under the terms of the credit default swap. Any delay or cessation in the making of such payments may be expected in certain instances to result in delays or reductions in payments to a Master Portfolio as investor in such credit-linked securities. Additionally, credit-linked securities are typically structured as limited recourse obligations of the issuer of the securities such that the securities issued will usually be obligations solely of the issuer and will not be obligations or responsibilities of any other person.

Equity Securities.

A Master Portfolio may invest in equity securities. Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Floating- and Variable-Rate Securities.

A Master Portfolio may invest in floating- and variable-rate securities, which provide for periodic adjustments in the interest rate paid on the security. Variable-rate securities provide for a specified periodic adjustment in the interest rate, while floating-rate securities have interest rates that change whenever there is a change in a designated benchmark rate or the issuer’s credit quality and/or that reset on predetermined dates. Floating-rate securities generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. The market value of a floating-rate security generally is expected to have less sensitivity to fluctuations in market interest rates than a comparable fixed-rate security, although the value of a floating-rate security nonetheless may decline as interest rates rise and due to other factors such as changes in credit quality. Some variable- or floating-rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries. The interest rate on an inverse floating-rate security resets in the opposite direction from the market rate of interest to which the security is benchmarked. An inverse floating-rate security may exhibit greater price volatility than a fixed-rate security of similar credit quality.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

A Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. A Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Forward Contracts.

A Master Portfolio may enter into forward contracts, which are not traded on exchanges and are generally not regulated. There are no limitations on daily price movements of forward contracts. Banks and other dealers with whom a Master Portfolio may maintain accounts may require the Master Portfolio to deposit margin with respect to trading forward contracts although margin requirements are often minimal or non-existent. A Master Portfolio’s counterparties are not required to continue to make markets in such contracts. In addition, a counterparty may refuse to continue to quote prices for forward contracts or may quote prices with unusually wide spreads (the difference between the prices at which the counterparty is prepared to buy and at which it is prepared to sell). Arrangements to trade forward contracts may be made with only one or a few counterparties, which may decrease the liquidity of those forward contracts. The imposition of credit controls by governmental authorities may limit forward trading, to the possible detriment of a Master Portfolio. The Master Portfolio segregates liquid assets in connection with entering into forward contracts.

Futures Contracts, Options Transactions, and Swap Transactions.

Futures Contracts and Options Transactions. A Master Portfolio may enter into futures contracts and may purchase and write (i.e., sell) options. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. The seller of a futures contract may never actually deliver the commodity or financial instrument. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date, with the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Futures contracts are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by a Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. The Master Portfolio segregates liquid assets in connection with futures contracts.

An option transaction generally involves a right, which may or may not be exercised, to buy or sell a security, commodity or financial instrument at a particular price on a specified future date. Options may be exchange-traded or traded over-the-counter (“OTC options”). Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options generally are established through negotiation with the other party to the option contract. While this type of arrangement allows the purchaser or writer greater flexibility to tailor an option to its needs, OTC options generally are less liquid and involve greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchange where they are traded. There is no assurance that a liquid secondary market will exist for any particular options at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument’s current price.

Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon the exercise of an option on a futures contract, which is exchange-traded, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of a Master Portfolio. The potential for loss related to writing options is unlimited.

Exchanges may establish daily price fluctuation limits for options and futures contracts, and may halt trading if a contract’s price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the secondary market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require a Master Portfolio to continue to hold a position until delivery or expiration regardless of change in its value. As a result, a Master Portfolio’s access to other assets held to cover its options or futures positions could also be impaired. In addition, if it is not possible, or if a Master Portfolio determines not to close a position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

By purchasing a put option, a Master Portfolio obtains the right (but not the obligation) to sell the option’s underlying instrument at a fixed strike price. In return for this right, a Master Portfolio pays the current market price for the option (the “option premium”). Options have various types of underlying instruments, including specific securities, indices of securities prices, and futures contracts. As a purchaser, a Master Portfolio may terminate its position in a put option by allowing it to expire or by exercising the option. If a Master Portfolio allows the option to expire, the Master Portfolio will lose the entire premium. If a Master Portfolio exercises the option, the Master Portfolio completes the sale of the underlying instrument at the strike price. A Master Portfolio may also terminate a put option by closing it out in the secondary market at its current price, if a liquid secondary market exists.

As the buyer of a typical put option, a Master Portfolio can expect to realize a gain if security prices fall substantially. However, if the underlying instrument’s price does not fall enough to offset the cost of purchasing the option, a Master Portfolio, as the put buyer, can expect to suffer a loss (limited to the amount of the premium, plus related transactions costs).

The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option’s strike price. A call buyer typically attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

As the writer of a put or call option, a Master Portfolio takes the opposite side of the transaction from the option’s purchaser. In return for receipt of the premium, a Master Portfolio (as the writer) assumes the obligation to pay the strike price for the option’s underlying instrument if the other party to the option chooses to exercise it. A Master Portfolio (as the writer) may seek to terminate a position in a put option before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for a put option, however, a Master Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes. When writing an option on a futures contract, a Master Portfolio will be required to make margin payments to a futures commission merchant.

If securities prices rise, a Master Portfolio, as a put writer, would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remained the same over time, it is likely that a Master Portfolio would also profit, because it should be able to close out the option at a lower price. If security prices fall, a Master Portfolio would expect to suffer a loss. This loss should be less than the loss from purchasing the underlying instruments directly, however, because the premium received for writing the option should mitigate the effects of the decline.

Writing a call option obligates a Master Portfolio to sell or deliver the option’s underlying instrument, in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a Master Portfolio, as a call writer, mitigates the effects of a price decline. At the same time, because a Master Portfolio must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, the Master Portfolio would give up some ability to participate in security price increases.

Each Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, neither Master Portfolio is subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Each Master Portfolio may take advantage of opportunities in the area of options and futures contracts and other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio.

A Master Portfolio may invest in index futures and options on index futures as a substitute for a comparable market position in the underlying securities. Each Master Portfolio intends to purchase and sell futures contracts on the index for which it can obtain the best price with consideration also given to liquidity.

A Master Portfolio may also invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. A Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate its options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in a Master Portfolio’s portfolio securities which are the subject of the transaction.

Swap Transactions. A Master Portfolio may enter into swaps, including, but not limited to, interest-rate, index and credit default swaps. Swap transactions generally do not involve the delivery of securities or other underlying assets or principal. If a Master Portfolio enters into a swap transaction, cash or securities may be posted by or to the Master Portfolio as collateral in accordance with the terms of the swap agreement. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction. Upon early termination of a swap agreement due to an event of default or termination event with respect to a Master Portfolio or other party, the risk of loss to the Master Portfolio would generally be limited to the net amount of payments that the Master Portfolio is contractually obligated to make if, after exercising in accordance with the swap agreement the rights with respect to early close-out of the swap transaction(s), it is determined that the Master Portfolio would be obligated to make a net payment with respect to the swap transaction(s). In the event the other party to the swap transaction(s) were to owe a net amount to a Master Portfolio upon an early termination of the swap agreement as described above, the Master Portfolio could be exposed to the risk of loss in the event that any collateral held by the Master Portfolio would be insufficient. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with conventional securities transactions. A Master Portfolio segregates liquid assets in connection with transactions in swaps.

Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments or fixed-rate payments). Index swaps (sometimes referred to as total return swaps) involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include, but are not limited to, dividends or income. In each case, the exchange of commitments can involve payments to be made in the same currency or in different currencies.

A credit default swap is a contract between two parties which transfers the credit risk of an entity (the “reference entity”) for a defined period whereby if there is a Credit Event then the seller of protection pays a predetermined amount to the buyer of protection. A “Credit Event” is commonly defined as the reference entity’s (a) failing to pay principal or interest on time, (b) restructuring its debt, (c) accelerating its debt, or (d) entering bankruptcy. The buyer of credit protection pays a premium to the seller of credit protection until the earlier of a Credit Event or the scheduled termination date of the credit default swap. Credit default swaps can be used to implement BGFA’s view that a particular credit, or group of credits, will experience credit improvement. In the case of expected credit improvement, a Master Portfolio may sell credit default protection in which it receives a premium to take on the risk. In such an instance, the obligation of a Master Portfolio to make payments upon the occurrence of a Credit Event creates leveraged exposure to the credit risk of the referenced entity. A Master Portfolio may also buy credit default protection with respect to a reference entity if, in the judgment of BGFA, there is a high likelihood of credit deterioration. In such instance, a Master Portfolio will pay a premium regardless of whether there is a Credit Event. The credit default swap market in high yield securities is comparatively new and rapidly evolving compared to the credit default swap market for more seasoned and liquid investment-grade securities creating the risk that the newer markets will be less liquid and it may be difficult to exit or enter into a particular transaction. In the event of counterparty default, a Master Portfolio would have rights solely against the counterparty and will have no recourse against the reference entity as a result of the counterparty default.

In a cash-settled credit default swap where a Master Portfolio is buying protection, the Master Portfolio makes a stream of fixed payments to the counterparty in exchange for the right to receive compensation for the loss in market value of the designated obligation that is being hedged, in the event the reference entity experiences a Credit Event. In a cash-settled credit default swap where a Master Portfolio is selling protection, the Master Portfolio would be compensated for assuming the transfer of credit risk from the counterparty by receiving the fixed premium over the life of the transaction.

Alternatively, if the transaction were to be physically settled, the counterparty, as seller of protection, would agree that if a specified Credit Event occurs, it would take delivery of an obligation specified by a Master Portfolio and pay to the Master Portfolio an amount equal to the notional amount of the transaction. In exchange for this risk protection, a Master Portfolio would pay the counterparty a fixed premium over the specified life of the credit default swap. In instances where a Master Portfolio sells protection, the Master Portfolio would be compensated for assuming the transfer of credit risk from the counterparty by receiving a fixed premium over the life of the credit default swap. A Master Portfolio would be required to compensate the counterparty for the loss in market value of the designated obligation if the reference entity suffered a Credit Event and the credit default swap were to be cash-settled. In the event that the transaction were to be physically settled on the occurrence of a specified Credit Event with respect to the reference entity, a Master Portfolio would be required to take physical delivery of an obligation specified at the time of the occurrence of the relevant Credit Event and would pay to the counterparty an amount equal to the notional amount of the transaction. See Item 4 of Part A (Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings—Risk Considerations, Other Investment Considerations).

A Master Portfolio may also write (sell) and purchase put and call options on swaps. An option on a swap (commonly referred to as a “swaption”) is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap transaction at some designated future time on specified terms as described in the swaption. Depending on the terms of the particular swaption, a Master Portfolio may incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When a Master Portfolio purchases a swaption, it risks losing only the amount of the premium it has paid if it decides to let the swaption expire unexercised. When a Master Portfolio writes a swaption, upon exercise of the swaption, the Master Portfolio becomes obligated according to the terms of the underlying agreement.

High Yield Securities.

High yield securities are generally not exchange traded and, as a result, trade in a smaller secondary market than exchange-traded bonds. A Master Portfolio may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. Investing in high yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; (iii) interest rate fluctuations; and (iv) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater upward and downward movement of the value of a Master Portfolio’s portfolio.

Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by the Master Portfolio.

Illiquid Investments.

Each Master Portfolio may invest up to 15% of the value of its net assets in securities or derivatives as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Illiquid investments may include investments that are not readily marketable, such as privately issued securities and other securities or derivatives that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which a Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market, and repurchase agreements providing for settlement more than seven days after notice.

Investment Companies and Exchange-Traded Funds.

Each Master Portfolio may invest in securities issued by other open-end and closed-end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of a Master Portfolio’s total assets with respect to all such companies in the aggregate. To the extent allowed by law or regulation, each Master Portfolio may invest its assets in securities of investment companies that are money market funds, including those that are affiliated with the Master Portfolio, advised by BGFA or otherwise affiliated with BGFA, in excess of the limits discussed above. Other investment companies in which a Master Portfolio invests can be expected to incur fees and expenses for operations, such as investment advisory and administration fees, that would be in addition to those incurred by the Master Portfolio.

A Master Portfolio may purchase shares of exchange-traded funds (“ETFs”). Typically, a Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock and bond markets while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. A Master Portfolio may invest a small portion of its assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by a Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, a Master Portfolio’s purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and a Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which a Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of BGFA, are of comparable quality to issuers of other permitted investments of a Master Portfolio may be used for letter of credit-backed investments.

Loan Participations and Assignments.

A Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, a Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent a Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Interests in loan participations in which a Master Portfolio may invest may not be rated by any nationally recognized rating service. A Master Portfolio will invest in loan participations that are not rated only if BGFA determines that at the time of the investment the interests in loan participations are of comparable quality to the other instruments in which the Master Portfolio may invest.

Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for a Master Portfolio to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, a Master Portfolio could be subject to delays, expenses, and risks, which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower.

A Master Portfolio may also assume the credit risk associated with an interposed bank or other financial intermediary. In the case of a loan that is administered by an agent bank acting as agent for all holders, the agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Master Portfolio has direct recourse against the corporate borrower, the Master Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Master Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Master Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Moreover, under the terms of the loan participation, a Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank. If a Master Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Master Portfolio’s net asset value and yield could be adversely affected. Loans that are fully secured offer a Master Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated.

A Master Portfolio may invest in loan participations of below investment-grade quality. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, a Master Portfolio bears a substantial risk of losing the entire amount invested.

Loans and other types of direct indebtedness may be subject to restrictions on resale. In addition, the secondary market, if any, for loans and other types of direct indebtedness may be limited; thus, loans and other types of direct indebtedness purchased by a Master Portfolio may be treated as illiquid.

Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to a Master Portfolio. For example, if a loan is foreclosed, a Master Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Master Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, a Master Portfolio relies on BGFA’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Master Portfolio.

Loans of Portfolio Securities.

A Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. A Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. A Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. A Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, a Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of each lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees a Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return a Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

A Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolios subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Mortgage Securities.

Mortgage securities are issued by government and non-government entities such as banks, mortgage lenders, or other institutions. A mortgage security is an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Some mortgage securities, such as collateralized mortgage obligations (or “CMOs”), make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage securities are based on different types of mortgages, including those on commercial real estate or residential properties. Stripped mortgage securities are created when the interest and principal components of a mortgage security are separated and sold as individual securities. In the case of a stripped mortgage security, the holder of the “principal-only” security (PO) receives the principal payments made by the underlying mortgage, while the holder of the “interest-only” security (IO) receives interest payments from the same underlying mortgage.

The value of mortgage securities may change due to shifts in the market’s perception of the creditworthiness of issuers and changes in interest rates. The value of some mortgage-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Mortgage securities issued by non-government entities may be subject to greater credit risk than those issued by government entities. In addition, non-government mortgage securities may offer higher yields than those issued by government entities, and also may be subject to greater price changes than government issues. Mortgage securities are subject to prepayment risk. Prepayment risk is the risk that early principal payments made on the underlying mortgages, usually in response to a reduction in interest rates, will result in the return of principal to the investor, causing it to be invested subsequently at a lower current interest rate. Alternatively, in a rising interest rate environment, mortgage security values may be adversely affected when prepayments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of stripped mortgage securities tend to be more volatile in response to changes in interest rates than those of non-stripped mortgage securities. In addition, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

Mortgage Pass-Through Securities.

Mortgage pass-through securities are a category of pass-through securities backed by pools of mortgages and issued by, among others, the Government National Mortgage Association (“GNMA”) or by one of several U.S. government-sponsored entities, such as the Federal National Mortgage Association (“FNMA”), Federal Home Loan Mortgage Corporation (“FHLMC”), or the Federal Home Loan Banks (“FHLBs”). In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome. For these and other reasons, a Master Portfolio may obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA transactions.” “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines that establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to settlement date. A Master Portfolio may use TBA transactions in several ways. For example, a Master Portfolio may regularly enter into TBA agreements and “roll over” such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a “TBA roll.” In a “TBA roll” a Master Portfolio generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, a Master Portfolio may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement. Default by or bankruptcy of a counterparty to a TBA transaction would expose a Master Portfolio to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, a Master Portfolio will enter into TBA transactions only with established counterparties (such as major broker-dealers) and BGFA will monitor the creditworthiness of such counterparties. The use of “TBA rolls” may cause a Master Portfolio to experience higher portfolio turnover and to pay higher capital gain distributions, which may result in larger amounts of short-term capital gains allocable to interestholders. The Master Portfolio segregates liquid assets in connection with TBA transactions.

Municipal Securities.

Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which a Master Portfolio may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

In addition, a Master Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every 7 to 35 days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

Repurchase Agreements.

A Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. A Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to a Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

A Master Portfolio may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the 1933 Act (“Rule 144A Securities”). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Master

Portfolio. Privately issued or Rule 144A securities that are determined by BGFA to be “illiquid” are subject to each Master Portfolio’s policy of not investing more than 15% of its net assets in illiquid securities. BGFA will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Master Portfolio on a case-by-case basis and may consider the following factors, among others, in its evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

Reverse Repurchase Agreements.

A Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that a Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is also able to keep some of the interest income associated with those securities. Such transactions are only advantageous if a Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and each Master Portfolio intends to use the reverse repurchase technique only when BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of a Master Portfolio’s assets. Under the 1940 Act, reverse repurchase agreements are considered borrowings. The Master Portfolio segregates liquid assets in connection with reverse repurchase agreements.

Securities of Non-U.S. Issuers.

Investing in the securities of non-U.S. (or foreign) issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. In addition, changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar.

Obligations of Foreign Governments, Supranational Entities and Banks.

U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities in which a Master Portfolio may invest are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. A Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities are entities designated or supported by the national government of one or more countries to promote economic reconstruction or development. Examples include the International Bank for Reconstruction and Development (the World Bank) and the Asian Development Bank.

A Master Portfolio may also invest in debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Foreign Equity Securities and Depositary Receipts.

A Master Portfolio’s assets may be invested in the securities of foreign issuers and American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) of such issuers.

ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts (“CDRs”), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U. S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. A Master Portfolio may invest in ADRs, EDRs and CDRs through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Foreign Currency Transactions.

A Master Portfolio’s investments in foreign obligations and securities may involve currency risk. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. A Master Portfolio may, but is not required to, attempt to minimize risks from adverse changes in the relationship between the U.S. dollar and foreign currencies by engaging in foreign currency transactions. A Master Portfolio may engage in foreign currency transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into derivative transactions such as foreign currency forward contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures contracts.

Foreign currency forward contracts are negotiated, over-the-counter transactions pursuant to which the parties take positions against future movements in currency prices. In a typical forward contract, one party agrees to pay any increase in the price of the underlying currency during the life of the contract, while the other agrees to pay any decrease.

A Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to “lock in” the U.S. dollar price of the security (a “transaction hedge”). In addition, when BGFA believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of a Master Portfolio’s securities denominated in such foreign currency, or when BGFA believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a “position hedge”). A Master Portfolio may, in the alternative, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where BGFA believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the portfolio securities are denominated (a “cross-hedge”). The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures. The use of foreign currency forward contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future.

Currency futures contracts are exchange-traded and change in value to reflect movements of a currency or basket of currencies, with settlement required to be made in a designated currency.

Foreign currency hedging transactions are an attempt to protect a Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase.

The cost to a Master Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which the Master Portfolios enter into foreign currency transactions.

Short Positions.

A Master Portfolio may take a short position in a security or other financial instrument as part of its overall portfolio management strategies or to offset potential declines in long positions in similar securities or financial instruments. When a Master Portfolio takes a short position in a security, it sells a security that the Master Portfolio may or may not own, but is ultimately obligated to deliver, to a broker or other counterparty. When a Master Portfolio takes a short position in a financial instrument, the Master Portfolio sells exposure to that financial instrument to a counterparty. Following the establishment of a short position, a Master Portfolio may purchase the same security or financial instrument to offset the short position or it may borrow the same security or financial instrument to offset the short position, thereby incurring an obligation to replace the borrowed security at a later date. There is no assurance that a Master Portfolio will be able to purchase or borrow the security or financial instrument to offset a short position. Taking a short position allows a Master Portfolio to profit from declines in market prices to the extent such declines exceed transactions costs, including the costs of borrowing the security or financial instrument with respect to which the Master Portfolio has taken a short position. If the price of the short position increases between the time of taking the short position and the time a Master Portfolio purchases the security or financial instrument held short, the Master Portfolio would incur a loss; conversely, if the price of the short position declines, the Master Portfolio will realize capital gain. Any gain will be decreased, and any loss increased, by the transaction costs incurred. When taking a short position, a Master Portfolio segregates liquid assets or otherwise covers its position. In the case of a Master Portfolio’s taking a short position for hedging purposes, the short position may be adversely affected by imperfect correlation between movements in the price of the position sold short and the exposure being hedged. In the case of a Master Portfolio’s taking a short position to take advantage of potential declines in a security or other financial instrument, the short position may be adversely affected by an increase in the value of the security or other financial instrument.

Short Term Instruments.

A Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by a Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. Government Obligations.

A Master Portfolio may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA, FHLMC or FHLB notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Inflation-protected public obligations of the U.S. Treasury are commonly referred to as “TIPS”. TIPS are a type of U.S. Government obligation issued by the U.S. Treasury that is designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation, which is a substantial increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment, future inflation protected bonds typically have lower yields than conventional fixed-rate bonds.

Warrants.

A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. A Master Portfolio may hold warrants directly or as an element of another security such as a corporate bond. The prices of warrants do not necessarily correlate with the prices of the underlying capital stock.

Portfolio Holdings Information

The Board of Trustees of MIP and BGIF have adopted a policy regarding the disclosure of the Master Portfolios’ portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of each Master Portfolio’s interestholders; (b) does not put the interests of BGFA, the Master Portfolio’s placement agent (the “Placement Agent”), or any affiliated person of the Master Portfolios, BGFA or the Placement Agent, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect and/or control mechanisms (such as by virtue of duties to the Master Portfolios or to series of BGIF investing in the Master Portfolios (“LifePath Portfolios”)) limiting the use of such information are in effect. None of the Master Portfolios, the LifePath Portfolios, BGFA or BGI receive any compensation or other consideration in connection with the disclosure of portfolio holdings information pursuant to the arrangements described below.

The policy described herein only relates to the disclosure of portfolio holdings information of MIP, BGIF and the Master Portfolios.

Service Providers.

Daily access to information concerning portfolio holdings is permitted, without any lag between the date of the information and the date on which such information is disclosed, (i) to personnel of BGFA who manage the Master Portfolios’ assets (for purposes of this “Portfolio Holdings Information” section, “Portfolio Managers”) or who provide administrative, operational, risk management, or other support to the Portfolio Managers (“Support Staff”), and (ii) to other personnel of BGFA and the Trust’s, the Master Portfolios’, BGIF’s, and the LifePath Portfolios’, service providers, such as BGI, Investors Bank & Trust Company (“IBT”) and SEI, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolios and the LifePath Portfolios, including agreements with BGI as administrator for the Master Portfolios and the LifePath Portfolios (“Service Agreements”), and the terms of their respective current registration statements. Portfolio Managers and Support Staff may also release and discuss portfolio holdings information with various broker-dealers, including broker-dealers affiliated with BGFA, in connection with managing the Master Portfolios’ assets and settling the Master Portfolios’ transactions, as may be necessary to conduct business in the ordinary course in a manner consistent with Service Agreements and the terms of the Master Portfolios’ and the LifePath Portfolios’ respective current registration statements.

From time to time, portfolio holdings information may also be provided, in the ordinary course of business without any lag between the date of the information and the date on which such information is disclosed (provided that such information is provided no earlier than the close of trading on the same business day as the date of such information), to other persons and entities, including, among others, MIP’s and BGIF’s trustees as listed herein; the auditors of MIP and BGIF; counsel to the Master Portfolios or BGIF and counsel to the Trustees who are not “interested persons” (as defined in the 1940 Act) ( the “Independent Trustees”); pricing service vendors; proxy voting service providers; financial printers; regulatory authorities; stock exchanges and other listing organizations; rating or ranking organizations; or as otherwise required by law or regulation. The following is a list as of June 30, 2006 of all such persons and entities to which the Master Portfolios and the LifePath Portfolios have ongoing arrangements to provide portfolio holdings information in the ordinary course of business as described above: Moody’s Investors Services; Standard & Poor’s; Lipper; and Morningstar, Inc., as the rating organizations for certain of the Master Portfolios; Interactive Data Corp. and Reuters, as the pricing services for the Master Portfolios. Generally, the above persons and entities are subject to duties of confidentiality arising under law or contract that provide an adequate safeguard for such information.

Registered Investment Companies investing in the Master Portfolio.

Each Master Portfolio may provide portfolio holdings information to the sponsors, administrators or other service providers for registered investment companies sponsored by institutions not affiliated with BGFA that invest in such Master Portfolio (each, a “third party fund investor”) as may be necessary to (i) conduct business of the third party fund investor in the ordinary course in a manner consistent with agreements with the third party fund investor and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the third party fund investor. Such portfolio holdings information may be provided without any lag between the date of the information and the date on which such information is disclosed. Each third party fund investor is subject to the terms and duties of confidentiality of its own portfolio holdings disclosure policy as adopted by its board of directors or trustees (which policy may be different than MIP’s and BGIF’s policy described herein), and none of BGFA, BGI or the Board of Trustees of MIP or BGIF exercises control over any third party fund investor’s policies. The following is a list as of June 30, 2006 of third party fund investors and their service providers to which the Master Portfolios have ongoing arrangements to provide portfolio holdings information in the ordinary course of business without any lag as described above: State Farm Mutual LifePath Portfolio Trust and State Farm VP Management Corp.

BGFA, BGI and the Master Portfolios may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential eligible investor to the extent necessary for such investor to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

SEC Filings.

Each Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on such Master Portfolio’s fiscal year, within 60 days after the end of the calendar quarter, and will provide that information to interestholders, as required by federal securities laws and regulations thereunder.

Other Public Disclosure.

A Master Portfolio or a LifePath Portfolio that invests in a Master Portfolio may voluntarily disclose portfolio holdings information in advance of required filings with the SEC to persons and entities that make such information generally available to interested persons, such as institutional investors and their advisors and representatives. These persons and entities may make such information available through a variety of methods, including without limitation via websites, email and other forms of publication. Such portfolio holdings information may be provided without any lag between the date of the information and the date on which such information is disclosed, provided that such information is provided no earlier than the close of trading on the same business day as the date of such information. No conditions or restrictions are placed on the use of such information because the Master Portfolios and the LifePath Portfolios intend that the persons and entities to which such information is provided will make such information generally available to all interested persons. The following is a list as of June 30, 2006 of all such persons and entities to which the LifePath Portfolios or the Master Portfolios have ongoing arrangements to provide portfolio holdings information and the frequency with which such information is provided: Bloomberg (monthly) , Investment Company Institute (monthly) and Micropal (monthly).

Approved Recipients.

The Master Portfolios’ and the LifePath Portfolios’ Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy.

The Boards of Trustees of MIP and BGIF review the above policy and the procedures with respect to the disclosure of portfolio holdings information at least annually. There can be no assurance that the Master Portfolios’ and BGIF’s policy and procedures with respect to disclosure of portfolio holdings information will prevent the misuse of such information by persons that receive such information.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.”

The Board of Trustees has responsibility for the overall management and operations of each Master Portfolio. Each Trustee serves until he or she resigns, retires, is removed, dies or becomes incapacitated. Each Officer serves until he or she resigns, retires, is removed, dies or becomes incapacitated.

MIP, BGIF, iShares Trust and iShares, Inc. are considered to be members of the same “Fund Complex” and “Family of Investment Companies”, as defined in Form N-1A under the 1940 Act. Each of Lee T. Kranefuss, an interested Trustee of MIP, and Richard K. Lyons, an Independent Trustee of MIP, also serves as a Trustee of BGIF and iShares Trust and as a Director of iShares, Inc. and oversees 133 portfolios within the Fund Complex. Each other Trustee of MIP also serves as a Trustee for BGIF and oversees 25 portfolios within the Fund Complex. The address for each Trustee and Officer, unless otherwise noted in the tables below, is 45 Fremont Street, San Francisco, California 94105. The Trust’s Independent Trustees have designated Mr. Lyons as their Lead Trustee.

Interested Trustees & Officers

Name and Year of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Other Public Company and Investment Company Directorships

Lee T. Kranefuss * (1961)	Trustee (since 2001), President and Chief Executive Officer (since 2002).	Chief Executive Officer (since 2005) of Global Index and Markets Group of BGI; Chief Executive Officer (since 2003) of the Intermediary Investors and Exchange Traded Products Business of BGI; Chief Executive Officer (1999-2003) of Individual Investor Business of BGI.	Director (since 2003) of BGI Cayman Prime Money Market Fund, Ltd.; Director (since 2003) of iShares PLC and EETF PLC (Dublin); Trustee (since 2003) of BGIF; Trustee (since 2003) of iShares Trust; Director (since 2001) of iShares Inc.

Michael A. Latham (1965)	Secretary, Treasurer and Chief Financial Officer (since 2003).	Chief Operating Officer (since 2004) of the Intermediary Investors and Exchange Traded Business of BGI; Director (2000-2004) of Mutual Fund Delivery in the U.S. Individual Investor Business of BGI; Head of Operations (1997-2000) of BGI Europe.	None.

*	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and BGIF, and the parent company of BGFA, the investment adviser of the Master Portfolios.

Independent Trustees

Name and Year of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Other Public Company and Investment Company Directorships

Mary G. F. Bitterman (1944)	Trustee (since 2001).	President (since 2004) and Director (since 2002) of the Bernard Osher Foundation; Director (2003-2004) of Osher Lifelong Learning Institutes; President and Chief Executive Officer (2002-2003) of The James Irvine Foundation; President and Chief Executive Officer (1993-2002) of KQED, Inc.	Trustee (since 2001) of BGIF; Director (since 1984) and Lead Independent Director (since 2000) Bank of Hawaii; Director (since 2002) and Chairman of the Board (since 2005) of PBS (Public Broadcasting Service); Director (since 2004) of Santa Clara University; Advisory Committee Member (since 1999) of Stanford Institute for Economic Policy Research; Director (since 1998) of Commonwealth Club of California; Advisory Committee Member (since 1992) of Pacific Forum/ CSIS.

A. John Gambs (1945)	Trustee (since 2006).	Retired.	Trustee (since 2006) of BGIF; Governor (since 2001) and Vice President (since 2002) of San Francisco Symphony; Trustee (1999-2005) of Marin Country Day School; Trustee (2000- 2004) of Marin Academy; President and Director (since 1997) of the Gambs Family Foundation.

Name and Year of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Other Public Company and Investment Company Directorships

Richard K. Lyons (1961)	Trustee (since 2001) and Lead Trustee (since 2006).	Executive Associate Dean (since 2005), Sylvan Coleman Chair in Finance (since 2004), Acting Dean (2004-2005) and Professor (since 1993) of the University of California, Berkeley: Haas School of Business; Consultant (since 2000) for IMF, World Bank, Federal Reserve Bank and Citibank N.A.	Trustee (since 2001) of BGIF; Director (since 2003) of the BGI Cayman Prime Money Market Fund, Ltd.; Trustee (since 1995) and Chairman of Matthews Asian Funds (oversees 8 portfolios); Trustee (since 2000) of iShares Trust and Director (2002) of iShares Inc.

Wendy Paskin-Jordan (1956)	Trustee (since 2006).	Managing Partner (since 1999) of Paskin & Kahr Capital Management LLC; Registered Representative (since 2005) of ThinkEquity Partners (broker-dealer); Registered Representative (1999-2005) of ePlanning Securities Inc.	Trustee (since 2006) BGIF; Director (since 2001) of California State Automobile Association; Director (since 2001) of Maier Siebel Baber; Trustee (since 2005) of World Affairs Council of Northern California.

Leo Soong (1946)	Trustee (since 2000).	President (since 2002) of Trinity Products LLC; Managing Director (since 1989) of CG Roxane LLC (water company); Co-Founder (President through 1999) of Crystal Geyser Water Co.	Trustee (since 2000) of BGIF; Vice Chairman (since 2005) of the California Pacific Medical Center; Director (since 1990) of the California State Automobile Association; Director (since 2002) of the American Automobile Association.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Independent Trustee. The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting

Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. The Nominating Committee will not consider nominees recommended by shareholders. During the fiscal year ended December 31, 2005, the Nominating Committee held one meeting.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolios’ accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolios’ financial statements and interacting with the Master Portfolios’ independent auditors on behalf of the full Board. Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2005, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of April 6, 2006, the Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust.

The table below shows for each Trustee, the amount of interests in the Master Portfolios beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same Family of Investment Companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Dollar Range of Equity Securities in the Portfolios and

Family of Investment Companies as of December 31, 2005

Interested Trustee and Officer	Active Stock Master Portfolio	CoreAlpha Bond Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Lee T. Kranefuss	0	0	D

Independent Trustees*	Active Stock Master Portfolio	CoreAlpha Bond Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Mary G. F. Bitterman	0	0	0
Jack S. Euphrat**	0	0	0
Richard K. Lyons	0	0	D
Leo Soong	0	0	0

*	The dollar range of equity securities beneficially owned by A. John Gambs and Wendy Paskin-Jordan are not reflected in the table because they were appointed to serve as Independent Trustees of the Trust effective March 16, 2006.

**	Served as Trustee through March 14, 2006.

As of December 31, 2005, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent, or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Compensation of Trustees.

As of January 2006, the Trust pays each Independent Trustee an annual base fee of $25,000 and a per meeting fee of $4,000 for meetings of the Board attended by the Trustee, and committee members receive a fee of $1,000 for each committee meeting attended. Additionally, the Trust pays each Independent Trustee who serves as chair of a Board committee an annual fee of $5,000. The Lead Trustee receives an annual base fee of $10,000.

Prior to January 2006, the Trust paid each Independent Trustee an annual base fee of $20,000 and a fee of $1,000 for each meeting of the Board attended, and committee members received a fee of $250 for each committee meeting attended.

The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending such meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Fiscal Year Ended December 31, 2005

Name of Interested Trustee	Aggregate Compensation from the Trust	Total Compensation from Fund Complex*
Lee Kranefuss	$0	$0

Name of Independent Trustees**
Mary G. F. Bitterman	$12,500	$25,000
Jack S. Euphrat***	$12,500	$25,000
Richard K. Lyons	$12,500	$108,750	****
Leo Soong	$12,500	$25,000

*	Each Trustee of the Trust is also a trustee of BGIF. Includes compensation paid to each Independent Trustee as a trustee of BGIF.

**	Compensation is not shown for A. John Gambs and Wendy Paskin-Jordan because they were appointed to serve as Independent Trustees of the Trust effective March 16, 2006.

***	Served as Trustee through March 14, 2006.

****	Includes compensation as trustee for iShares Trust and director of iShares, Inc.

Code of Ethics.

The Trust, BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Policies of the Master Portfolios.

The following is a discussion of the proxy voting policies of the Master Portfolios.

MIP has adopted as its proxy voting policies for each Master Portfolio the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolios. MIP has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by each Master Portfolio. Therefore, the remainder of this section discusses each Master Portfolio’s proxy voting guidelines and BGFA’s role in implementing such guidelines.

BGFA votes (or refrains from voting) proxies for each Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of such Master Portfolio. In some cases, BGFA may determine that it is in the best economic interests of a Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities that might impose costly or time-consuming in-person voting requirements). With regard to the relationship between securities lending and proxy voting, BGFA’s approach is also driven by its clients’ economic interests. The evaluation of the economic desirability of recalling loans involves balancing the revenue producing value of loans against the likely economic value of casting votes. Based on BGFA’s evaluation of this relationship, BGFA believes that the likely economic value of casting a vote generally is less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by BGFA recalling loaned securities in order to ensure they are voted. Periodically, BGFA analyzes the process and benefits of voting proxies for securities on loan, and will consider whether any modification of its proxy voting policies or procedures are necessary in light of any regulatory changes. BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to encourage companies to follow practices that enhance shareholder value and increase transparency and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	Each Master Portfolio generally supports the board’s nominees in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	Each Master Portfolio generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	Each Master Portfolio generally votes against anti-takeover proposals and proposals that would create additional barriers or costs to corporate transactions that are likely to deliver a premium to shareholders.

BGFA maintains institutional policies and procedures that are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and a Master Portfolio, a Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having undue influence on BGFA’s proxy voting activity. In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard against potential conflicts of interest or as otherwise required by applicable law. The independent fiduciary may either vote such proxies or provide BGFA with instructions as to how to vote such proxies. In the latter case, BGFA votes the proxy in accordance with the independent fiduciary’s determination.

Information with respect to how BGFA voted Master Portfolio proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of July 17, 2006, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of each Master Portfolio. Approximate percentages are indicated in the table below:

Master Portfolio	Name and Address of Interestholder	Percentage of Master Portfolio	Nature of Ownership
Active Stock Master Portfolio	LifePath 2010 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	14%	Record

	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	34%	Record

	LifePath 2030 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	28%	Record

	LifePath 2040 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	21%	Record

CoreAlpha Bond Master Portfolio	LifePath Retirement Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	13%	Record

	LifePath 2010 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	33%	Record

	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	36%	Record

	LifePath 2030 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	14%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to each Master Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with MIP.

The applicable Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of Independent Trustees of MIP, by vote cast in person at a meeting called for the purpose of voting on such approval. The applicable Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The applicable Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.25% of the average daily net assets of each Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

For the periods shown below each Master Portfolio paid to BGFA the following advisory fees:

	Period Ended 12/31/2004*	Fiscal Year Ended 12/31/2005
Active Stock Master Portfolio	$1,717,966	$2,619,386
CoreAlpha Bond Master Portfolio	$1,380,804	$2,259,038

*	Commencement of operations March 15, 2004.

Administrator.

The Trust has engaged BGI to provide certain administration services to the Master Portfolios. Pursuant to an Administration Agreement with the Trust, BGI provides as administration services, among other things: (i) general supervision of the operation of the Trust and the Master Portfolios, including coordination of the services performed by the investment adviser, custodian, independent auditors and legal counsel; (ii) general supervision of regulatory compliance matters, including the compilation of information for documents such as reports to, and filings with, the SEC, preparation of proxy statements and reports to interestholders of the Master Portfolios; and (iii) supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust’s Officers and Board of Trustees. BGI also furnishes office space and certain facilities required for conducting the business of the Trust together with all other administrative services that are not being furnished by the Master Portfolios’ investment adviser. BGI also pays the compensation of MIP’s trustees, officers and employees who are affiliated with the Trust.

In addition, BGI has agreed to bear costs of the Master Portfolios’ and the Trust’s operations as discussed under “Expenses” below in this Item. For providing such services, BGI is entitled to receive fees at the annual rate of 0.10% of the average daily net assets of each Master Portfolio. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolios, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

For the period shown below, the Master Portfolios paid administration fees as follows:

	Period Ended 12/31/2004*	Fiscal Year Ended 12/31/2005
Active Stock Master Portfolio	$687,187	$1,047,754
CoreAlpha Bond Master Portfolio	$552,322	$903,616

*	Commencement of operations March 15, 2004.

Placement Agent.

SEI is the placement agent for the Master Portfolios. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania, 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent.

Custodian.

IBT acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it receives compensation for providing sub-administration services to the Master Portfolios.

Transfer Agent

IBT also acts as the Master Portfolios’ transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolios.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”), 3 Embarcadero Center, San Francisco, CA 94111, is an independent registered public accounting firm and serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings.

Legal Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, NY 10022, serves as legal counsel to the Trust and BGFA.

Expenses.

BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations, except for advisory fees, administrative fees, brokerage and other expenses connected with the execution of portfolio transactions, extraordinary expenses and certain other expenses that are borne by the Master Portfolio. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2005, the individuals named as Active Stock Portfolio Managers in Part A were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the Active Stock Master Portfolio they manage, as indicated in the table below:

Freddy Huynh

	Registered Investment Company	Other Pooled Investment Vehicle	Other Accounts
Number of Accounts	0	15	33
Net Assets as of 12/31/05	N/A	$71,050,000,000	$33,413,400,000

Diane Misra

	Registered Investment Company	Other Pooled Investment Vehicle	Other Accounts
Number of Accounts	0	15	30
Net Assets as of 12/31/05	0	$71,050,023,488	$33,313,382,725

The below table reflects, for each Active Stock Portfolio Manager, the number of portfolios or accounts of the types enumerated in the above table and the aggregate of total assets in those portfolios or accounts with respect to which the investment management fees for those portfolios or accounts are based on the performance of those portfolios or accounts, as of December 31, 2005.

Freddy Huynh

	Number of other Accounts Managed	Aggregate of Total Assets
Registered Investment Companies	N/A	N/A
Other Pooled Investment Vehicles	5	$56,903,100,000
Other Accounts	5	$13,316,600,000

Diane Misra

	Number of other Accounts Managed	Aggregate of Total Assets
Registered Investment Companies	N/A	N/A
Other Pooled Investment Vehicles	5	$56,903,100,000
Other Accounts	5	$13,316,600,000

As of December 31, 2005, the individuals named as CoreAlpha Bond Portfolio Managers in Part A (for purposes of this Item 15, together with Mr. Huynh and Ms. Misra, the “Portfolio Managers”) were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the CoreAlpha Bond Master Portfolio they manage, as indicated in the table below:

Mike Shearer

	Registered Investment Company	Other Pooled Investment Vehicle	Other Accounts
Number of Accounts	N/A	7	6
Net Assets as of 12/31/05	N/A	$9,262,800,000	$100,000

Scott Radell

	Registered Investment Company	Other Pooled Investment Vehicle	Other Accounts
Number of Accounts	N/A	10	3
Net Assets as of 12/31/05	N/A	$20,728,900,000	$300,000

The below table reflects, for each CoreAlpha Bond Portfolio Manager, the number of portfolios or accounts of the types enumerated in the above table and the aggregate of total assets in those portfolios or accounts with respect to which the investment management fees for those portfolios or accounts are based on the performance of those portfolios or accounts, as of December 31, 2005.

Scott Radell

	Number of other Accounts Managed	Aggregate of Total Assets
Registered Investment Companies	N/A	N/A
Other Pooled Investment Vehicles	4	$16,242,300,000
Other Accounts	N/A	N/A

Mike Shearer

	Number of other Accounts Managed	Aggregate of Total Assets
Registered Investment Companies	N/A	N/A
Other Pooled Investment Vehicles	3	$5,499,000,000
Other Accounts	N/A	N/A

Certain of the portfolios or accounts for which the Portfolio Managers may be primarily responsible for the day-to-day management seek to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the Master Portfolios and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the Master Portfolios, seeking such investment opportunity. As a consequence, from time to time the Master Portfolios may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the Master Portfolios, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the Master Portfolios should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers’ favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2005, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager’s title, scope of responsibilities, experience and knowledge. Each Portfolio Manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager’s business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Manager’s salary and annual bonus are paid in cash. BGFA also operates a mandatory bonus deferral plan for employees whose bonuses exceed certain thresholds which becomes payable three years after grant. One half of the mandatory deferral award is “notionally invested” in funds managed by BGI, and the other half is provisionally allocated to shares in Barclays PLC (the ultimate parent company of BGFA). Thus the value of the final award may be increased or decreased over the three-year period. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that Plan.

Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

As of December 31, 2005, the Portfolio Managers beneficially owned shares of the Master Portfolios for which they are primarily responsible for the day-to-day management in amounts reflected in the following table.

	None	$0	$1 to $ 10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
Active Stock Master Portfolio
Freddy Huynh	X
Diane Misra	X

CoreAlpha Bond Master Portfolio
Scott Radell	X
Mike Shearer	X

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

BGFA assumes general supervision over placing orders on behalf of the Master Portfolios for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. While BGFA generally seeks reasonably competitive spreads on commissions, each Master Portfolio will not necessarily be paying the lowest spread or commission available.

BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the CoreAlpha Bond Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The CoreAlpha Bond Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

A Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders.

Brokerage Commissions.

The table below sets forth the brokerage commissions paid by the Master Portfolios for the periods noted. Any differences in brokerage commissions paid by a Master Portfolio from year to year are due to changes in market conditions and the frequency and size of interestholder transactions.

Master Portfolio	Period Ended 12/31/2004*	Fiscal Year Ended 12/31/2005
Active Stock Master Portfolio	$1,112,340	$901,507
CoreAlpha Bond Master Portfolio	N/A	N/A

*	Commencement of operations March 15, 2004.

Brokerage Commissions Paid to Affiliates.

The table below sets forth the brokerage commissions paid by the Master Portfolio to Barclays Global Investor Services (“BGIS”), an affiliate of BGFA and subsidiary of BGI, for the periods noted.

Master Portfolio	Period Ended 12/31/2004*	Fiscal Year Ended 12/31/2005
Active Stock Master Portfolio	$0	$0
CoreAlpha Bond Master Portfolio	N/A	N/A

*	Commencement of operations March 15, 2004.

Securities of Regular Brokers/Dealers.

As of December 31, 2005, the Master Portfolios owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Broker/Dealer or Parent	Amount
Active Stock Master Portfolio
	Citigroup Inc	$39,208,746
	Bank of America Corp.	$32,597,314
	JP Morgan Chase & Co.	$27,777,682
	Morgan Stanley	$19,226,689
	Goldman Sachs Group Inc. (The)	$7,824,664
	Merrill Lynch & Co. Inc.	$7,782,448
	UBS AG	$2,560,495
CoreAlpha Bond Master Portfolio
	Merrill Lynch & Co. Inc.	$8,011,736
	Goldman Sachs Group Inc. (The)	$6,372,689
	Bank of America Corp.	$4,969,305
	Lehman Brothers Holdings Inc.	$3,970,167
	UBS AG	$2,499,256

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

In-Kind Purchases.

Payment for interests of a Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in a Master Portfolio may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

In calculating a Master Portfolio’s net asset value, the Master Portfolio’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer) or (iii) based on amortized cost. In the case of shares of other funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. BGFA may use various pricing services or discontinue the use of any pricing service. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation.

Foreign currency-denominated securities are valued using foreign currency exchange rates provided by independent sources.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolios will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of a Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

The Master Portfolios’ taxable year-end is the last day of December. Although the Master Portfolios will not be subject to federal income tax, they will file appropriate federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from a Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and Internal

Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, a Master Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while each Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. Each Master Portfolio intends to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements.

In addition to the investments described above, prospective interestholders should be aware that other investments made by a Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although each Master Portfolio seeks to avoid significant noncash income, such noncash income could be recognized by a Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Code. In this regard, a Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain. In addition, payments received by a Master Portfolio in connection with securities lending and repurchase agreements will not qualify for recently enacted reductions in individual federal income tax on certain dividends and so may be taxable as ordinary income.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities that constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolios.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2005, are included in each Master Portfolio’s Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 9, 2006 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligor rated ‘AAA’ has EXTREMELY STRONG capacity to meet its financial commitments. AAA is the highest Issuer Credit Rating assigned by Standard & Poor’s.

“AA”

An obligor rated ‘AA’ has VERY STRONG capacity to meet its financial commitments. It differs from the highest rated obligors only in small degree.

“A”

An obligor rated ‘A’ has STRONG capacity to meets its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher rated categories.

“BBB”

An obligor rated ‘BBB’ has ADEQUATE capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

Obligors rated ‘BB’, ‘B’ ‘CCC’, and ‘CC’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘CC’ the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligor rated ‘BB’ is LESS VULNERABLE in the near term then other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments. B An obligor rated ‘B’ is MORE VULNERABLE then the obligors rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligor rated ‘CCC’ is CURRENTLY VULNERABLE, and is dependent upon favorable business, financial, and economic conditions to meets its financial commitments.

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“CC”

An obligor rated ‘CC’ is CURRENTLY HIGHLY-VULNERABLE.

Plus (+) or minus (-) The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

“R”

An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over other or pay some obligations and not others. Please see Standard & Poor’s issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

“SD and D”

An obligor rated ‘SD’ (Selective Default) or ‘D’ has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A ‘D’ rating is assigned when Standard & Poor’s believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when Standard & Poor’s believes that the obligor has selectively defaulted on a specific issue or class obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor’s issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

“N.R.”

An issuer designated N.R. is not rated.

“Public Information Ratings”

Ratings with a ‘pi’ subscript are based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer’s management and are therefore based on less comprehensive information than ratings without a ‘pi’ subscript. Ratings with a ‘pi’ subscript are reviewed annually based on new year’s financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer’s credit quality.

Outlooks are not provided for ratings with a ‘pi’ subscript, nor are they subject to potential CreditWatch listings. Ratings with a ‘pi’ subscript generally are not modified with ‘+’ or ‘-’ designations. However, such designations may be assigned when the issuer’s credit rating is constrained by sovereign risk or the credit quality of a parent company or affiliated group.

S&P Short-Term Credit Ratings

“A-1”

An obligor rated ‘A-1’ has STRONG capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor’s. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is EXTREMELY STRONG.

“A-2”

An obligor rated ‘A-2’ has SATISFACTORY capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

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“A-3”

An obligor rated ‘A-3’ has ADEQUATE capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment then obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears dividends or sinking fund payments, but that is currently paying.

“R”

An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over other or pay some obligations and not others. Please see Standard & Poor’s issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

“SD and D”

An obligor rated ‘SD’ (Selective Default) or ‘D’ has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A ‘D’ rating is assigned when Standard & Poor’s believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when Standard & Poor’s believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor’s issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

“N.R.” An issuer designated N.R. is not rated.

Local Currency and Foreign Currency Risks Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

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Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

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“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”

Very high credit quality. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

High credit quality. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Good credit quality. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

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“CCC”, “CC” and “C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic development. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Default. Securities are extremely speculative, and their worth cannot exceed their recovery value in any liquidation or reorganization of the obligor. ‘DDD’ designates the highest potential for recovery of amounts outstanding on any securities involved. For U.S. corporates, for example, ‘DD’ indicates expected recovery of 50%—90% of such outstandings, and ‘D’ the lowest recovery potential, i.e. below 50%.

Notes: “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes: “+” may be appended to an ‘F1’ rating class to denote relative status within the category.

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MASTER INVESTMENT PORTFOLIO

BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B for the Bond Index Master Portfolio and the S&P 500 Index Master Portfolios (each, a “Master Portfolio” and, collectively, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, management investment company.

Each Master Portfolio operates as part of a master-feeder structure, and a corresponding feeder fund (a BGIF Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially identical investment objectives, strategies and policies as the BGIF Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A of Barclays Global Investors Funds (“BGIF”) (File Nos. 33-54126; 811-07332) that relates to and includes the prospectus and the statement of additional information of the Bond Index Fund and the S&P 500 Stock Fund (each, a “BGIF Feeder Fund” and, collectively, the “BGIF Feeder Funds”). Each BGIF Feeder Fund invests all of its assets in a corresponding Master Portfolio. The Bond Index Fund invests all of its assets in the Bond Index Master Portfolio and the S&P 500 Stock Fund invests all of its assets in the S&P 500 Index Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BGIF files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BGIF Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BGIF Feeder Fund’s current prospectus and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively.

PART A

July 28, 2006

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated July 28, 2006, is incorporated by reference into this Part A.

Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph (2)(b), to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each Master Portfolio’s investment objectives, principal investment strategies and related risks from the following sections of the Prospectus: “Investment Objectives”; “Summary of Principal Investment Strategies”; “Summary of Principal Risk Factors”; “A Further Discussion of Investment Strategies” and “A Further Discussion of Principal Risk Factors.”

A description of the Master Portfolio’s policies and procedures with respect to the disclosure of the Master Portfolio’s portfolio holdings is available in the SAI and is available free of charge by calling 1-877-BGI-1544 (1-877-244-1544).

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

Barclays Global Fund Advisors (“BGFA”) serves as investment adviser to the Master Portfolios. BGFA manages the investing of the Master Portfolios’ assets and provides the Master Portfolios with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio’s and MIP’s management from the following section of the Prospectus: “Management of the Funds – Investment Adviser”, “Management of the Funds – Portfolio Manager – Bond Index Fund” and “Management of the Funds – Portfolio Manager – S&P 500 Stock Fund.”

MIP further incorporates by reference additional management information from the following section of the Prospectus: “Management of the Funds – Administrative Services.”

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio; LifePath® Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Institutional Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed master portfolios that are not covered in this Part A and Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

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Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

Each Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that invests all of its assets in the Master Portfolio. Each feeder fund is an “accredited investor.” Other accredited investors may also be permitted to invest in a Master Portfolio. Such other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds. Each feeder fund or other investor in the Master Portfolio may have its own different administrative and other expenses. Therefore, each feeder fund and other investor in a Master Portfolio may have different returns.

Please see Item 17 for a further description of MIP’s capital structure.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange which is typically 4:00 p.m. (Eastern Time) (“Valuation Time”) on each day the New York Stock Exchange (“NYSE”) is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected.

Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

MIP also incorporates by reference the information under “Determination of Net Asset Value” in the SAI.

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value (“NAV”) next determined after a redemption request is received in proper form. The Master Portfolios will make payments for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolios may not be transferred.

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The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities held by the Master Portfolios rather than cash. These “in kind” redemptions may occur if the amount to be redeemed is large enough to affect a Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern Time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern Time) on the previous Business Day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

In general, a distribution of net investment income or realized capital gains to an interestholder will be tax-free for federal income tax purposes, unless the distribution exceeds the tax basis in the interestholder’s beneficial interests. Such distributions will reduce an interestholder’s tax basis in its beneficial interests, but not below zero.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectus: “Shareholder Information – Frequent Trading in Fund Shares.”

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income,” as defined in section 852(b)(2) of the Code, for each taxable year).

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ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Only “feeder funds” — i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios — or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolios.

As described in Item 5 under the heading “Organizational and Capital Structure,” non-accredited investors may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding feeder fund. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

July 28, 2006

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in connection with the combined Part A, also dated July 28, 2006, of the Bond Index Master Portfolio and the S&P 500 Index Master Portfolio (each, a “Master Portfolio” and, collectively, the “Master Portfolios”). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the statement of additional information of the Bond Index Fund and the S&P 500 Stock Fund (each, a “BGIF Feeder Fund” and, collectively, the “BGIF Feeder Funds”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A may be obtained without charge by writing Master Investment Portfolio, Transfer Agent, c/o Investors Bank & Trust Co., P.O. Box 9130, Mail Code MFD23, Boston, Massachusetts 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

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ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

Investments and Risks. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the SAI: “Description of the Funds and Their Investments and Risks – Investment Objectives and Policies,” “Description of the Funds and Their Investments and Risks – The Master Portfolios’ Fundamental Investment Restrictions,” “Description of the Funds and Their Investments and Risks – The Master Portfolios’ Non-Fundamental Investment Restrictions” and “Portfolio Securities.”

Portfolio Holdings Information. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Portfolio Holdings Information.”

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.”

MIP incorporates by reference the information concerning the management of the Trust and the Master Portfolios from the following section of the SAI: “Management.” The Board of Trustees of MIP has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same Lead Trustee and the same committee structure as BGIF. As of December 31, 2005, no Trustee owned any beneficial interest in the Trust, and the Trustees and Principal Officers of the Trust as a group beneficially owned less then 1% of the outstanding beneficial interest of the Fund Complex.

Compensation of Trustees.

As of January 2006, the Trust pays each Independent Trustee an annual base fee of $25,000 and a per meeting fee of $4,000 for meetings of the Board attended by the Trustee, and committee members receive a fee of $1,000 for each committee meeting attended. Additionally, the Trust pays each Independent Trustee who serves as chair of a Board committee an annual fee of $5,000. The Lead Trustee receives an annual base fee of $10,000.

Prior to January 2006, the Trust paid each Independent Trustee an annual base fee of $20,000 and a fee of $1,000 for each meeting of the Board attended, and committee members received a fee of $250 for each committee meeting attended.

The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending such meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Fiscal Year Ended December 31, 2005

Name of Interested Trustee	Aggregate Compensation from the Trust	Total Compensation from Fund Complex*
Lee Kranefuss	$0	$0

Name of Independent Trustees**
Mary G. F. Bitterman	$12,500	$25,000
Jack S. Euphrat ***	$12,500	$25,000
Richard K. Lyons	$12,500	$108,750	****
Leo Soong	$12,500	$25,000

*	Each Trustee of the Trust is also a Trustee of BGIF. Includes compensation paid to each Independent Trustee as a trustee of BGIF.

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**	Compensation is not shown for A. John Gambs and Wendy Paskin-Jordan because they were appointed to serve as Independent Trustees of the Trust effective March 16, 2006.

***	Served as Trustee through March 14, 2006.

****	Includes compensation as trustee for iShares Trust and director of iShares, Inc.

Code of Ethics.

MIP has the same Code of Ethics as BGIF. MIP incorporates by reference the code of ethics information from the following section of the SAI: “Management – Code of Ethics.”

Proxy Voting Policies.

MIP incorporates by reference the information concerning its proxy voting policies from the following section of the SAI: “Management – Proxy Voting Policies of the Master Portfolios.”

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of July 17, 2006, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of a Master Portfolio. Approximate percentages are indicated in the table below

Master Portfolios	Name and Address of Interestholder	Percentage of Master Portfolio	Nature of Ownership
Bond Index Master Portfolio	BGIF Bond Index Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%	Record

S&P 500 Index Master Portfolio	Diversified Investors Stock Index Fund 4 Manhattanville Rd. Purchase, NY 10577	29%	Record

	Diversified Investors S&P 500 Index Fund 4 Manhattanville Rd. Purchase, NY 10577	24%	Record

	State Farm S&P 500 Index Fund One State Farm Plaza Bloomington, IL 61791	24%	Record

	BGIF S&P 500 Stock Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	11%	Record

	BB&T Equity Index Fund 3435 Stelzer Rd Columbus OH 43219	6%	Record

	Atlas S&P 500 Fund 794 Davis Street San Leandro, CA 94577	5%	Record

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For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BGIF Feeder Fund or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

A BGIF Feeder Fund as majority interestholder may be able to take actions with respect to the Trust (i.e., approve an advisory agreement) without the approval of other investors in the applicable Master portfolio. Feeder funds investing in a Master Portfolio have informed the Trust that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Master Portfolio, the feeder fund will hold a meeting of shareholders and will cast its votes in proportion to the votes received from the feeder fund’s shareholders.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 5 and 7 in Part A.

Investment Adviser.

MIP incorporates by reference the information concerning the investment adviser from the following section of the SAI: “Investment Adviser and Other Service Providers – Investment Adviser and Advisory Fees.”

For the fiscal years shown below, each Master Portfolios paid the following in advisory fees to BGFA:

	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004	Fiscal Year Ended 12/31/2005
Bond Index Master Portfolio	$511,325	$235,740	$167,502
S&P 500 Index Master Portfolio	$1,436,333	$1,401,018	$1,188,574

For the fiscal years shown below, BGFA voluntarily waived the following advisory fees payable by the Master Portfolios.

	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004	Fiscal Year Ended 12/31/2005
Bond Index Master Portfolio	N/A	N/A	N/A
S&P 500 Index Master Portfolio	N/A	N/A	N/A

Administrator.

MIP incorporates by reference the information concerning Barclays Global Investors, N.A. (“BGI”), as the administrator, from the following section of the SAI: “Investment Adviser and Other Service Providers – Administrator.”

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios.

Placement Agent.

SEI is the placement agent for the Master Portfolios. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent.

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Custodian.

Investors Bank and Trust Company (“IBT”) is the Master Portfolios’ custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolios’ transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolios.

Independent Registered Public Accounting Firm.

PricewaterhouseCoopers LLP (“PwC”) serves as the independent registered public accounting firm for the Trust. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.

Legal Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP serves as legal counsel to the Trust and to BGFA.

Expenses.

BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations, except for advisory fees, distribution plan expenses, extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios,. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: “Portfolio Managers.”

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading of fund shares from the following section of the SAI: “Portfolio Transactions.”

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not

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be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

In-Kind Purchases.

Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolios may be suspended or the date of redemption payment postponed for more than seven days: (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); (b) when trading in the markets the Master Portfolios ordinarily utilize is restricted (i.e., Federal Reserve Bank Holiday), or when an emergency exists as determined by the SEC so that disposal of a Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable; or (c) for such other periods as the SEC by order may permit to protect the Master Portfolios’ interestholders.

Valuation.

MIP incorporates by reference information concerning the Master Portfolio’s and MIP’s pricing of interests from the following section of the SAI: “Determination of Net Asset Value.”

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ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, it will file appropriate federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income,” as defined in section 852(b)(2) of the Code for each taxable year).

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in section 751 of the Code, held by the Master Portfolio; and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If the Master Portfolio acquires any equity interest (which generally includes not only stock but may also include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, its interestholders could be subject to U.S. federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the Master Portfolio may incur the tax and interest charges described above in some instances.

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Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2008. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 7 in Part A.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the BGIF Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2005, are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 9, 2006 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

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MASTER INVESTMENT PORTFOLIO

LIFEPATH® RETIREMENT MASTER PORTFOLIO

LIFEPATH 2010 MASTER PORTFOLIO

LIFEPATH 2020 MASTER PORTFOLIO

LIFEPATH 2030 MASTER PORTFOLIO

LIFEPATH 2040 MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B for the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a “Master Portfolio” or “LifePath Master Portfolio”, and collectively, the “Master Portfolios” or “LifePath Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, management investment company.

Each Master Portfolio operates as part of a master-feeder structure, and a corresponding feeder fund (a BGIF Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially identical investment objectives, strategies and policies as the BGIF Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A of Barclays Global Investors Funds (“BGIF”) (File Nos. 33-54126; 811-07332) that relates to and includes the Class I and Class R prospectuses and the statement of additional information of the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Portfolios (each, a “BGIF Feeder Fund” and collectively, the “BGIF Feeder Funds”). Each BGIF Feeder Fund invests all of its assets in a corresponding Master Portfolio. The LifePath Retirement Portfolio, LifePath 2010 Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio and LifePath 2040 Portfolio each invests all of its assets in the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BGIF files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BGIF Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BGIF Feeder Fund’s current prospectus and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively.

PART A

July 28, 2006

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated July 28, 2006, is incorporated by reference into this Part A.

Responses to Items 1 through 3 have been omitted pursuant to General Instruction B, Paragraph (2)(b), to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each LifePath Master Portfolio’s investment objectives, principal investment strategies and related risks from the following sections of the Prospectus: “LifePath Overview”; “LifePath Investment Objectives”; “Summary of Principal Investment Strategies”; “Summary of Principal Risk Factors”; “A Further Discussion of Principal Investment Strategies” and “A Further Discussion of Principal Risk Factors.” Registrant further incorporates by reference the “Disclaimers” from the Prospectus.

A description of the Master Portfolio’s policies and procedures with respect to the disclosure of the Master Portfolio’s portfolio holdings is available in the SAI and is available free of charge by calling 1-877-BGI-1544 (1-877-244-1544).

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

Barclays Global Fund Advisors (“BGFA”) serves as investment adviser to the Master Portfolios. BGFA manages the investing of the Master Portfolios’ assets and provides the Master Portfolios with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolios.

MIP incorporates by reference the information concerning each Master Portfolio’s and MIP’s management from the following sections of the Prospectus: “Management of LifePath Portfolios – Investment Adviser” and “Management of the LifePath Portfolios – Portfolio Manager.”

MIP further incorporates by reference additional management information from the following section of the Prospectus: “Management of the LifePath Portfolios – Administrative Services.”

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each Master Portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio; LifePath® Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Institutional Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio and S&P 500 Index Master Portfolio. Interests in the listed master portfolios that are not covered in this Part A and Part B are offered pursuant to separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

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Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

Each Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that invests all of its assets in the Master Portfolio. Each feeder fund is an “accredited investor.” Other accredited investors may also be permitted to invest in a Master Portfolio. Such other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds. Each feeder fund or other investor in the Master Portfolio may have its own different administrative and other expenses. Therefore, each feeder fund and other investor in a Master Portfolio may have different returns.

Please see Item 17 for a further description of MIP’s capital structure.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”) which is typically 4:00 p.m. (Eastern Time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected.

Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

Each Master Portfolio is a “fund of funds” – i.e., each Master Portfolio invests in registered investment companies (the “Underlying Funds”). The Net Asset Value (“NAV”) of each Master Portfolio is calculated based on the net asset values of the Underlying Funds in which the Master Portfolio invests. The

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registration statements for the Underlying Funds include descriptions of the methods for valuing the Underlying Funds’ investments, including a description of the circumstances in which the investments of the Underlying Funds that are not money market funds would be valued using fair value pricing and the effects of using fair value pricing.

MIP also incorporates by reference the information under “Determination of Net Asset Value” in the SAI.

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the NAV next determined after a redemption request is received in proper form. A Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities held by the Master Portfolios or in the Underlying Funds rather than cash. These “in kind” redemptions may occur if the amount to be redeemed is large enough to affect a Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern Time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern Time) on the previous Business Day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

In general, a distribution of net ivestment income or realized capital gains to an interestholder will be tax-free for federal income tax purposes, unless the distribution exeeds the tax basis in the interestholder’s beneficial interests. Such distributions will reduce an interestholder’s tax basis in its beneficial inters beneficial interests, but not below zero.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the Prospectus: “Shareholder Information – Frequent Trading in Portfolio Shares.”

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses

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realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income,” as defined in section 852(b)(2) of the Code, for each taxable year).

ITEM 7. DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Only “feeder funds” – i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios – or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolios.

As described in Item 5 under the heading “Organizational and Capital Structure,” non-accredited investors may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding feeder fund. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

MIP’s Board of Trustees has adopted, on behalf of each LifePath Master Portfolio, a “defensive” distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the “Plan”). The Plan provides that if any portion of a LifePath Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of each LifePath Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a LifePath Master Portfolio such payment would be authorized pursuant to the Plan. These payments, if any, would be paid out of the LifePath Master Portfolios’ assets on an on-going basis. Over time, these payments would increase the cost of an interestholder’s investment and may cost an interestholder more than paying other types of sales charges. The LifePath Master Portfolios currently do not pay any amounts pursuant to the Plan.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

LIFEPATH® RETIREMENT MASTER PORTFOLIO

LIFEPATH 2010 MASTER PORTFOLIO

LIFEPATH 2020 MASTER PORTFOLIO

LIFEPATH 2030 MASTER PORTFOLIO

LIFEPATH 2040 MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

July 28, 2006

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is for the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a “Master Portfolio” or “LifePath Master Portfolio”, and collectively, the “Master Portfolios” or “LifePath Master Portfolios”). This Part B is not a prospectus and should be read in conjunction with the combined Part A, also dated July 28, 2006, of the LifePath Master Portfolios. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. MIP incorporates by reference the information included on the cover page of the on the cover page of the statement of additional information of the LifePath Retirement Portfolio, LifePath 2010 Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio and LifePath 2040 Portfolio (each, a “BGIF Feeder Fund” and, collectively, the “BGIF Feeder Funds”), as amended, revised or supplemented from time to time (the “SAI”). A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, Massachusetts 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

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ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

Investments and Risks. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the SAI: “Description of the LifePath Portfolios and Their Investments and Risks – Investment Objectives and Policies”; “Description of the LifePath Portfolios and Their Investments and Risks – Fundamental Investment Restrictions of the Master Portfolios”; “Description of the LifePath Portfolios and Their Investments and Risks – Non-Fundamental Investment Restrictions of the Master Portfolios”; “Investments and Risks of the Master Portfolios”; “Investments and Risks of the Underlying Funds”; and “Appendix A.”

Portfolio Holdings Information. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the SAI: “Portfolio Holdings Information.”

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.”

MIP incorporates by reference the information concerning the management of the Trust and the Master Portfolios from the following section of the SAI: “Management.” The Board of Trustees of MIP has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same Lead Trustee and the same committee structure as BGIF. As of December 31, 2005, no Trustee owned any beneficial interest of the Trust, and the Trustees and Principal Officers of the Trust as a group beneficially owned less then 1% of the outstanding beneficial interest of the Fund Complex.

Compensation of Trustees.

As of January 2006, the Trust pays each Independent Trustee an annual base fee of $25,000 and a per meeting fee of $4,000 for meetings of the Board attended by the Trustee, and committee members receive a fee of $1,000 for each committee meeting attended. Additionally, the Trust pays each Independent Trustee who serves as chair of a Board committee an annual fee of $5,000. The Lead Trustee receives an annual base fee of $10,000.

Prior to January 2006, the Trust paid each Independent Trustee an annual base fee of $20,000 and a fee of $1,000 for each meeting of the Board attended, and committee members received a fee of $250 for each committee meeting attended.

The Trust reimburses each Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending such meetings. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Fiscal Year Ended December 31, 2005

	Aggregate Compensation from the Trust	Total Compensation from Fund Complex*
Name of Interested Trustee
Lee Kranefuss	$0	$0
Name of Independent Trustees**
Mary G. F. Bitterman	$12,500	$25,000
Jack S. Euphrat ***	$12,500	$25,000
Richard K. Lyons	$12,500	$108,750	****
Leo Soong	$12,500	$25,000

*	Each Trustee of the Trust is also a Trustee of BGIF. Includes compensation paid to each Independent Trustee as a trustee of BGIF.

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**	Compensation is not shown for A. John Gambs and Wendy Paskin-Jordan because they were appointed to serve as Independent Trustees of the Trust effective March 16, 2006.

***	Served as Trustee through March 14, 2006.

****	Includes compensation as trustee for iShares Trust and director of iShares, Inc.

Code of Ethics.

MIP has the same Code of Ethics as BGIF. MIP incorporates by reference the code of ethics information from the following section of the SAI: “Management – Code of Ethics.”

Proxy Voting Policies.

MIP incorporates by reference the information concerning its proxy voting policies from the following section of the SAI: “Management – Proxy Voting Policies of the Master Portfolios.”

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of July 17, 2006, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of a Master Portfolio. Approximate percentages are indicated in the table below:

Master Portfolios	Name and Address of Interestholder	Percentage of Master Portfolio	Nature of Ownership
LifePath Retirement Master Portfolio	BGIF LifePath Retirement Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	45%	Record

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	55%	Record

LifePath 2010 Master Portfolio	BGIF LifePath 2010 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	54%	Record

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	46%	Record

LifePath 2020 Master Portfolio	BGIF LifePath 2020 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	57%	Record

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	43%	Record

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LifePath 2030 Master Portfolio	BGIF LifePath 2030 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	54%	Record

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	46%	Record

LifePath 2040 Master Portfolio	BGIF LifePath 2040 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	52%	Record

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	48%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BGIF Feeder Fund, State Farm LifePath Income Portfolio or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

A BGIF Feeder Fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to the Trust (i.e., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio. Feeder funds investing in a Master Portfolio have informed the Trust that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Master Portfolio, the feeder fund will hold a meeting of shareholders and will cast its votes in proportion to the votes received from the feeder fund’s shareholders.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 5 and 7 in Part A.

Investment Adviser.

MIP incorporates by reference the information concerning the investment adviser from the following section of the SAI: “Investment Adviser and Other Service Providers – Investment Adviser”; “Investment Adviser and Other Service Providers – Advisory Fees”; and “Investment Adviser and Other Service Providers – Underlying Funds.”

For the fiscal years shown below, each Master Portfolio paid the following in advisory fees to BGFA:

	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004	Fiscal Year Ended 12/31/2005
LifePath Retirement Master Portfolio	$206,121	$105,524	$19,425
LifePath 2010 Master Portfolio	$554,615	$258,352	$61,277
LifePath 2020 Master Portfolio	$1,161,258	$502,996	$116,883
LifePath 2030 Master Portfolio	$496,697	$253,651	$82,919
LifePath 2040 Master Portfolio	$341,576	$163,444	$59,260

For the fiscal years shown below, BGFA voluntarily waived the following advisory fees payable by the Master Portfolios.

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	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004*	Fiscal Year Ended 12/31/2005
LifePath Retirement Master Portfolio	N/A	$472,893	$705,820
LifePath 2010 Master Portfolio	N/A	$1,177,951	$1,958,427
LifePath 2020 Master Portfolio	N/A	$2,031,283	$3,044,450
LifePath 2030 Master Portfolio	N/A	$1,098,621	$1,835,917
LifePath 2040 Master Portfolio	N/A	$662,446	$1,104,688

*	Commencement of waivers March 17, 2004.

Administrator.

MIP incorporates by reference the information concerning Barclays Global Investors, N.A. (“BGI”), as the administrator, from the following section of the SAI: “Investment Adviser and Other Service Providers – Administrator.”

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios.

Placement Agent.

SEI is the placement agent for the Master Portfolios. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent.

Custodian.

Investors Bank and Trust Company (“IBT”) is the Master Portfolios’ custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolios’ transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolios.

Independent Registered Public Accounting Firm.

PricewaterhouseCoopers LLP (“PwC”) serves as the independent registered public accounting firm for the Trust. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.

Legal Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP serves as legal counsel to the Trust and to BGFA.

Expenses.

BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations, except for advisory fees, distribution plan expenses, extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

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ITEM 15. PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the SAI: “Portfolio Managers.”

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio shares from the following section of the SAI: “Portfolio Transactions.”

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

In-Kind Purchases.

Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the

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Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolios may be suspended or the date of redemption payment postponed for more than seven days: (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); (b) when trading in the markets the Master Portfolios ordinarily utilize is restricted (i.e., Federal Reserve Bank Holidays), or when an emergency exists as determined by the SEC so that disposal of a Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable; or (c) for such other periods as the SEC by order may permit to protect the Master Portfolios’ interestholders.

Valuation.

MIP incorporates by reference information concerning the Master Portfolio’s and MIP’s pricing of interests from the following section of the SAI: “Determination of Net Asset Value.”

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, it will file appropriate U.S. federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under subchapter M of the Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income,” as defined in section 852(b)(2) of the Code for each taxable year). Each Master Portfolio shall do so by investing in the Underlying Funds, which each qualify as a disregarded entity, non-publicly traded partnership or regulated investment company for federal income tax purposes.

Withdrawals by investors from a Master Portfolios generally will not result in their recognizing any gain or loss for federal income tax purposes, except that: (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in section 751 of the Code, held by the Master Portfolio; and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of

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cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by an Underlying Fund in which the Master Portfolio invests on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If an Underlying Fund acquires any equity interest (which generally includes not only stock but may also include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, the interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the Underlying Fund that invests in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in Underlying Funds that invest in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the Master Portfolio may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio’s investments in Underlying Funds may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain. In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of noncash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

B-8

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will cease to apply to taxable years beginning after December 31, 2008. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 7 in Part A.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the BGIF Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2005, are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 9, 2006 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts B delivered to interestholders or prospective interestholders.

B-9

MASTER INVESTMENT PORTFOLIO

File No. 811-8162

PART C

OTHER INFORMATION	PEA #34

Item 23.	Exhibits.

Exhibit	Description

(a)(1)	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement, filed November 15, 1993 and to Amendment No. 7 to the Registration Statement filed August 31, 1998 (“Amendment No. 7”).

(a)(2)	Certificate of Trust, incorporated by reference to the Registration Statement, filed November 15, 1993 and to Amendment No. 7.

(a)(3)	Amendment to the Amended and Restated Agreement and Declaration of Trust, incorporated by reference to Amendment No. 7.

(a)(4)	Certificate of Amendment to the Certificate of Trust, incorporated by reference to Amendment No. 7.

(a)(5)	Amendment to the Agreement and Declaration of Trust, dated March 14, 2006, incorporated by reference to Amendment No. 33 to the Registration Statement filed May 1, 2006 (“Amendment No. 33”).

(b)(1)	By-Laws, incorporated by reference to the Registration Statement filed November 15, 1993 and to Amendment No. 7.

(b)(2)	Amendment to the By-Laws, dated March 14, 2006, incorporated by reference to Amendment No. 33.

(c)	Not applicable.

(d)(1)	Investment Advisory Contract by and among Barclays Global Fund Advisors (“BGFA”) and Master Investment Portfolio (“MIP”) on behalf of the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios, incorporated by reference to Amendment No. 14 to the Registration Statement, filed April 30, 2001.

(d)(2)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 8, 1996 (“Amendment No. 3”).

(d)(3)	Investment Advisory Contract by and among BGFA and MIP on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3.

(d)(4)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Money Market Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999 (“Amendment No. 9”).

(d)(5)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Prime Money Market Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(d)(6)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Active Stock Master Portfolio incorporated by reference to Amendment No. 33.

(d)(7)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Government Money Market Master Portfolio and the Treasury Money Market Master Portfolio, incorporated by reference to Amendment No. 28 to the Registration Statement, filed January 28, 2005.

(d)(8)	Investment Advisory Contract by and among BGFA and MIP on behalf of the CoreAlpha Bond Master Portfolio incorporated by reference to Amendment No. 33.

(d)(9)	Master Advisory Fee Waiver Agreement by and among BGFA and MIP incorporated by reference to Amendment No. 33.

Exhibit	Description

(e)	Placement Agency Agreement by and among SEI Investments Distributor Co. (“SEI”) and MIP incorporated by reference to Amendment No. 33.

(f)	Not applicable.

(g)(1)	Custody Agreement with Investors Bank & Trust Co. (“IBT”) on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(g)(2)	Amendment, dated June 1, 2001, to the Custodian Agreement with IBT, dated October 21, 1996 incorporated by reference to Amendment No. 33.

(g)(3)	Amendment, dated March 28, 2003, to the Custodian Agreement with IBT, dated October 21, 1996 incorporated by reference to Amendment No. 33.

(g)(4)	Revised Master Fee Schedule, dated September 1, 2004, to each of the Sub-Administration Agreement, dated October 21, 1996, and the Custody Agreement dated October 21, 1996, each as amended from time to time, incorporated by reference to Amendment No. 33.

(g)(5)	Amendment, dated September 1, 2004, to the Custodian Agreement with IBT, dated October 21, 1996, incorporated by reference to Amendment No. 33.

(g)(6)	Amendment, dated January 1, 2006, to the Custodian Agreement with IBT, dated October 21, 1996, is filed herewith.

(h)(1)	Amended and Restated Administration Agreement with Barclays Global Investors, N.A. (“BGI”) on behalf of each Master Portfolio incorporated by reference to Amendment No. 33.

(h)(2)	Sub-Administration Agreement by and among IBT and BGI on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9.

(h)(3)	Amendment, dated December 31, 2002, to Sub-Administration Agreement, dated October 21, 1996, incorporated by reference to Amendment No. 33.

(h)(4)	Amendment, dated September 1, 2004, to Sub-Administration Agreement, dated October 21, 1996, incorporated by reference to Amendment No. 33.

(h)(5)	Amendment, dated January 1, 2006, to the Sub-Administration Agreement, dated October 21, 1996, is filed herewith.

(h)(6)	Securities Lending Agency Agreement by and among BGI and MIP incorporated by reference to Exhibit (h)(5) to Amendment No. 33.

(h)(7)	Amended Appendices to the Securities Lending Agreement filed herewith.

(h)(8)	Transfer Agency Agreement by and among IBT and MIP filed herewith.

(i)	Consent of Counsel (Wilmer Cutler Pickering Hale and Dorr LLP) is filed herewith.

(j)(1)	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP) incorporated by reference to Amendment No. 33.

(j)(2)	Power of Attorney for Mary G.F. Bitterman, A. John Gambs, Lee T. Kranefuss, Richard K. Lyons, Wendy Paskin-Jordan and Leo Soong, incorporated by reference to Amendment No. 33.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan for the LifePath Master Portfolios incorporated by reference to Amendment No. 33.

(n)	Not applicable.

(p)(1)	Joint Code of Ethics of BGIF and MIP, incorporated by reference to Amendment No. 31 to the Registration Statement, filed June 17, 2005 (“Amendment No. 31”).

(p)(2)	Code of Ethics of BGFA, incorporated by reference to Amendment No. 31.

(p)(3)	Code of Ethics of SEI, incorporated by reference to Amendment No. 29, filed May 2, 2005.

Item 24.    Persons Controlled by or Under Common Control with Registrant

As of July 17, 2006, each Fund listed below owned the following percentages of the outstanding beneficial interests of the corresponding Master Portfolios of MIP. For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a Fund in the table below is identified as the beneficial owner of more than 25% of the corresponding Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

Master Portfolio	Fund	Percentage of beneficial interests held
Active Stock Master Portfolio (MIP)	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	34%

	LifePath 2030 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	28%

Bond Index Master Portfolio (MIP)	BGIF Bond Index Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%

CoreAlpha Bond Master Portfolio (MIP)	LifePath 2010 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	33%

	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	36%

Government Money Market Master Portfolio (MIP)	BGIF Government Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%

Treasury Money Market Master Portfolio (MIP)	BGIF Treasury Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%

Money Market Master Portfolio (MIP)	BGIF Institutional Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	84%

Master Portfolio	Fund	Percentage of beneficial interests held
LifePath Retirement Master Portfolio (MIP)	BGIF LifePath Retirement Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	55%

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	45%

LifePath 2010 Master Portfolio (MIP)	BGIF LifePath 2010 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	46%

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	54%

LifePath 2020 Master Portfolio (MIP)	BGIF LifePath 2020 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	57%

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	43%

LifePath 2030 Master Portfolio (MIP)	BGIF LifePath 2030 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	54%

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	46%

LifePath 2040 Master Portfolio (MIP)	BGIF LifePath 2040 Portfolio C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	52%

	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61791	48%

Prime Money Market Master Portfolio (MIP)	BGIF Prime Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	86%

S&P 500 Index Master Portfolio (MIP)	Diversified Investors Stock Index Fund 4 Manhattanville Rd. Purchase, NY 10577	29%

Item 25.     Indemnification

Reference is made to Article IX of the Registrant’s Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant’s By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 26.    Business and Other Connections of Investment Adviser.

The Master Portfolios are advised by BGFA, a wholly-owned subsidiary of BGI. BGFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. Information as to the executive officers and directors of BGFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

Item 27.    Principal Underwriters.

(a)	Furnish the name of each investment company (other than the Registrant) for which each principal underwriter currently distributing the securities of the Registrant also acts as a principal underwriter, distributor or investment adviser.

Registrant’s distributor, SEI (the “Distributor”), acts as distributor for:

SEI Daily Income Trust	July 15, 1982
SEI Liquid Asset Trust	November 29, 1982
SEI Tax Exempt Trust	December 3, 1982
SEI Index Funds	July 10, 1985
SEI Institutional Managed Trust	January 22, 1987
SEI Institutional International Trust	August 30, 1988
The Advisors’ Inner Circle Fund	November 14, 1991
The Advisors’ Inner Circle Fund II	January 28, 1993
Bishop Street Funds	January 27, 1995
SEI Asset Allocation Trust	April 1, 1996
SEI Institutional Investments Trust	June 14, 1996
HighMark Funds	February 15, 1997
Oak Associates Funds	February 27, 1998
CNI Charter Funds	April 1, 1999
iShares Inc.	January 28, 2000
iShares Trust	April 25, 2000
JohnsonFamily Funds, Inc.	November 1, 2000
Causeway Capital Management Trust	September 20, 2001
The Japan Fund, Inc.	October 7, 2002
Barclays Global Investors Funds	March 31, 2003
The Arbitrage Funds	May 17, 2005
The Turner Funds	January 1, 2006

The Distributor provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services and automated execution, clearing and settlement of securities transactions.

(b) Furnish the information required by the following table with respect to each director, officer or partner of each principal underwriter named in the answer to Item 20 of Part B. Unless otherwise noted, the business address of each director or officer is One Freedom Valley Drive, Oaks, Pennsylvania 19456.

Name	Position and Office with Underwriter	Positions and Offices with Registrant
William M. Doran		Director
Carl A. Guarino	Director	—
Edward D. Loughlin		Director
Wayne M. Withrow		Director
Kevin Barr	President & Chief Executive Officer	—
Maxine Chou	Chief Financial Officer & Treasurer	—
Mark Greco	Chief Operations Officer	—
John Munch	General Counsel & Secretary	—
Karen LaTourette	Chief Compliance Officer, Anti-Money Laundering	—
	Officer & Assistant Secretary	—
Mark J. Held	Senior Vice President	—
Lori L. White	Vice President & Assistant Secretary	—
Robert Silvestri	Vice President	—
John Coary	Vice President & Assistant Secretary	—
Michael Farrell	Vice President	—
Al DelPizzo	Vice President	—

(c) Not applicable.

Item 28.     Location of Accounts and Records

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, “Records”) at the offices of IBT, 200 Clarendon Street, Boston, Massachusetts 02116.

(b) BGFA and BGI maintain all Records relating to their services as adviser and administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

(c) SEI maintains all Records relating to its services as distributor at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

(d) IBT maintains all Records relating to its services as sub-administrator, transfer agent and custodian at 200 Clarendon Street, Boston, Massachusetts 02116.

Item 29.    Management Services

Other than as set forth under the captions “Item 5, Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 12, Management of the Trust” and “Item 14, Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30.    Undertakings

Not applicable.

Exhibit Index

(g)(6)	Amendment, dated January 1, 2006, to the Custodian Agreement with IBT

(h)(5)	Amendment, dated January 1, 2006, to the Sub-Administration Agreement

(h)(7)	Amended Appendices to the Securities Lending Agreement

(h)(8)	Transfer Agency Agreement by and among IBT and MIP

(i)	Consent of Counsel (Wilmer Cutler Pickering Hale and Dorr LLP)

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment No. 34 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 28th day of July, 2006.

MASTER INVESTMENT PORTFOLIO

By:	/s/ Michael A. Latham
Michael A. Latham
Secretary and Treasurer
(Chief Financial Officer)

Pursuant to the requirements of the 1940 Act, this Amendment No. 34 to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title

/s/ Michael A. Latham	Secretary and Treasurer (Chief Financial Officer)	July 28, 2006
Michael A. Latham

*	Trustee	July 28, 2006
(Mary G. F. Bitterman)

*	Chairman, President and Trustee (Chief Executive Officer)	July 28, 2006
(Lee T. Kranefuss)

*	Trustee	July 28, 2006
(Richard K. Lyons)

*	Trustee	July 28, 2006
(Leo Soong)

*	Trustee	July 28, 2006
(A. John Gambs)

*	Trustee	July 28, 2006
(Wendy Paskin-Jordan)

*By:	/s/ Michael A. Latham
Michael A. Latham
As Attorney-in-Fact pursuant to the power of attorney as filed herein.

*	Powers of Attorney for Leo Soong and Mary G.F. Bitterman, dated December 11, 2005, are incorporated herein by reference to Amendment No. 33 to the Registration Statement, filed May 1, 2006 (“Amendment No. 33”). Powers of Attorney for Richard K. Lyons and Lee T. Kranefuss, dated December 12, 2005, are incorporated herein by reference to Amendment No. 33. Power of Attorney for A. John Gambs, dated April 17, 2006, is incorporated herein by reference to Amendment No. 33. Power of Attorney for Wendy Paskin-Jordan, dated April 18, 2006, is incorporated herein by reference to Amendment No. 33.